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Filed pursuant to Rule 424(b)(5)
Registration No. 333-189238

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion,
Preliminary Prospectus Supplement dated January 6, 2014

PROSPECTUS SUPPLEMENT
(To Prospectus dated July 25, 2013)

7,000,000 Shares

Common Stock

        We are selling 7,000,000 shares of our common stock, par value $0.01 per share.

        Our common stock trades on the New York Stock Exchange under the trading symbol "RSE." On January 3, 2014, the last share price of our common stock as reported on the New York Stock Exchange was $21.61 per share.

        To preserve our status as a real estate investment trust ("REIT") for U.S. federal income tax purposes, there are restrictions on the ownership and transfer of our common stock. See "Description of Capital Stock—Restrictions on Ownership and Transfer" in the accompanying prospectus for a description of these restrictions.

        Investing in our common stock involves certain risks. See "Risk Factors" beginning on page S-8 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2012, incorporated by reference into this prospectus supplement and the accompanying prospectus, to read about factors you should consider before making an investment in our common stock.

	Per Share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to us	$	$

        The underwriters may also exercise their option to purchase up to an additional 1,050,000 shares of our common stock from us at the public offering price less the underwriting discount within 30 days from the date of this prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

        The shares of our common stock will be ready for delivery on or about January     , 2014.

Joint Book-Running Managers

BofA Merrill Lynch	Barclays	RBC Capital Markets
Credit Suisse	KeyBanc Capital Markets

The date of this prospectus supplement is January     , 2014.

        You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the Securities and Exchange Commission (the "SEC"). We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any such free writing prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations, liquidity and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to or updates the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information about our common stock and other securities that do not pertain to this offering of our common stock. To the extent that the information contained in this prospectus supplement conflicts with any information in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement shall control. The information in this prospectus supplement may not contain all of the information that is important to you. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully before deciding whether to invest in our common stock.

        Unless otherwise indicated or the context requires otherwise, references in this prospectus supplement to "the Company," "our company," "we," "us" and "our" mean Rouse Properties, Inc. and its consolidated subsidiaries.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain certain forward-looking statements, including, without limitation, statements concerning our operations, economic performance and financial condition. Forward-looking statements give our current expectations relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to current or historical facts. These statements may include words such as "anticipate," "estimate," "expect," "project," "forecast," "plan," "intend," "believe," "may," "should," "would," "could," "likely," and other words of similar expression. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

        Forward-looking statements should not be unduly relied upon. They give our expectations about the future and are not guarantees. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements to materially differ from any future results, performance and achievements expressed or implied by such forward-looking statements. We caution you, therefore, not to rely on these forward-looking statements.

        Forward-looking statements may include:

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  future repositioning and redevelopment opportunities;

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  expectations regarding returns on acquisitions and developments;

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  expectations of our revenues, income, funds from operations ("FFO"), core FFO ("Core FFO"), net operating income ("NOI"), core NOI, capital expenditures, income tax and other contingent liabilities, dividends, leverage, capital structure or other financial items;

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  expectations and achievement of our goals regarding our occupancy levels and rents;

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  future liquidity; and

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  future management plans.

        Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include:

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  our limited operating history as an independent company;

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  our inability to obtain operating and development capital;

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  our inability to reposition and redevelop some of our properties;

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  adverse economic conditions in the retail sector;

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  our inability to lease or re-lease space in our properties;

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  the inability of our tenants to pay minimum rents and expense recovery charges and the impact of co-tenancy provisions in our leases;

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  our inability to sell real estate quickly and restrictions on transfer;

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  our inability to compete effectively;

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  our significant indebtedness;

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  the adverse effect of inflation;

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  our inability to maintain our status as a REIT;

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  our directors and officers may change our current long-range plans; and

S-iii

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  the risk factors described under the caption "Risk Factors" in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2012.

        In light of these risks and uncertainties, there can be no assurances that the results referred to in the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein will in fact occur. Except to the extent required by applicable law or regulation, we undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, changes to future results over time or otherwise.

S-iv

SUMMARY

        This summary highlights information about us and the shares of our common stock being offered by this prospectus supplement and the accompanying prospectus. This summary is not complete and may not contain all of the information that you should consider prior to investing in our common stock. For a more complete understanding of our company, we encourage you to read this entire document, including the information incorporated by reference into this document and the other documents to which we have referred.

Our Company

        Rouse Properties, Inc. is a Delaware corporation that was organized in August 2011 and became a separate public company when we were spun-off from General Growth Properties, Inc. ("GGP") in January 2012. We are among the largest mall owners in the United States, with a geographically diversified national portfolio comprised of 34 malls encompassing over 23.4 million square feet of retail space, including two enclosed regional malls that we acquired in December 2013. See "—Recent Developments—Recent Acquisitions" below. We believe that a majority of our malls predominantly function as town centers and are located in markets or submarkets that contain no other enclosed malls and have a high penetration of the trade area. Our portfolio includes regional malls with a historical record of steady occupancy and solid performance in the markets that they serve. In addition, our portfolio includes regional malls that we believe provide significant growth potential through lease-up, redevelopment, repositioning, re-tenanting and re-constituting the merchandising mix to provide new and more relevant shopping, entertainment and restaurant opportunities for the consumer.

        Our principal focus is to own and manage dominant regional malls in "protected" markets or submarkets in the United States, such as locations in which the malls are either market dominant (the only mall within an extended distance) or trade area dominant (the premier mall serving the defined regional consumer). We believe that approximately 80% of our 34 mall assets are the only enclosed malls in their markets or submarkets. We seek to increase the value of our properties by executing individually tailored business plans designed to improve their operating performance. We actively manage all of our properties, performing the day-to-day functions, operations, leasing, maintenance, marketing and promotional services. Our platform is national in scope and we believe that it positions us to capitalize on existing department store, junior anchor and broad in-line retailer relationships across our portfolio.

Competitive Strengths

        We believe that we distinguish ourselves through the following competitive strengths:

        Size and Geographic Scope.    We have a nationally diversified mall portfolio consisting of 34 properties located in 21 states, with over 23.4 million square feet of retail space (6.8 million square feet of which is owned by anchor tenants). Our portfolio was 90.7% leased excluding anchors (94.0% leased including anchors) and 88.2% occupied as of September 30, 2013 (excluding the two enclosed regional malls we acquired in December 2013). The average distance between our malls and the nearest enclosed mall is approximately 36 miles.

        Strategic Relationships with Tenants.    Our operations are national in scope and we have relationships with a wide range of tenants, which include department stores, junior anchors, restaurants, movie theaters and national in-line tenants. We believe that these relationships provide us with a competitive advantage in many of our markets and position us to capitalize on existing department store and broad in-line retailer relationships across our portfolio.

        Our malls are anchored by operators across the retail spectrum, including department stores such as Macy's, Dillard's, Bon-Ton, jcpenney, Sears and Target; mall shop tenants like Victoria's Secret, Bath & Body Works, Chico's, American Eagle Outfitters, The Children's Place, Gymboree/Crazy 8,

Gap/Old Navy, Foot Locker, Maurices, Justice, francesca's, Ulta and Forever 21; restaurants ranging from food court leaders like Chick-fil-A, Sarku Japan, and Panda Express to fast-casual chains like Chipotle, Panera Bread and Starbucks and high volume sit down restaurants such as BJ's Restaurant, Olive Garden, Red Lobster, Buffalo Wild Wings, Red Robin, Gourmet Burgers and Texas Roadhouse.

        Experienced Operational Management Team.    We believe that, under the leadership of our executive management team, we are well positioned to execute our strategic plans and unlock value in our properties. Our management team includes:

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  Andrew Silberfein, our Chief Executive Officer.  Mr. Silberfein previously held the position of Executive Vice President—Retail and Finance for Forest City Ratner Companies, where he was employed for over 15 years, from 1995 to 2011. Mr. Silberfein was responsible for managing all aspects of Forest City Ratner Companies' retail portfolio of shopping centers and malls. Also, Mr. Silberfein had overall responsibility for managing all aspects of Forest City Ratner Companies' debt and equity financing requirements for its real estate portfolio.

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  Benjamin Schall, our Chief Operating Officer.  Mr. Schall served as the Senior Vice President of the Retail Division at Vornado Realty Trust, where he was employed for 10 years prior to joining our company. While there, Mr. Schall was responsible for all facets of Vornado's suburban retail shopping center business. Mr. Schall has over 12 years of experience in the real estate industry.

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  John Wain, our Chief Financial Officer.  Mr. Wain previously held the position of Managing Director and Head of Real Estate Americas at Credit Agricole Corporate and Investment Bank, where he was employed for eight years. At Credit Agricole, Mr. Wain was responsible for its U.S. real estate lending business and focused extensively on structuring and negotiating secured and unsecured corporate real estate facilities and property-level loans for public REITs. Mr. Wain has over 24 years of experience in the real estate banking industry.

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  Brian Harper, our Executive Vice President of Leasing.  Mr. Harper previously served as Senior Vice President of Leasing for GGP, where he was employed for over five years. While there, Mr. Harper oversaw all of the leasing efforts for a multi-state portfolio. He also was one of the original key members of our formation within GGP. Mr. Harper has over 14 years of experience in the retail real estate industry, including working with ground up development, asset repositions, distressed real estate and leasing.

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  Susan Elman, our Executive Vice President and General Counsel.  Ms. Elman previously served as Senior Vice President and Deputy General Counsel at Forest City Ratner Companies, where she was employed for over 15 years. Ms. Elman has over 25 years of experience in the real estate industry and was responsible for the legal aspects of many complex real estate transactions at Forest City Ratner Companies.

        Favorable Economic and Industry Trends.    We believe that we are positioned to benefit from positive economic and demographic trends in our markets, including anticipated growth in the number of households and household income in our markets in excess of household growth and household income growth in the U.S. overall, and historically more significant declines in unemployment in our markets compared to the U.S. overall. We also believe that we are positioned to benefit from favorable industry trends, including:

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  Retailer expansion in middle market malls.  We believe that a number of retailers are increasing their new store openings compared to the reduced openings during the recent economic downturn. We believe that tenants are increasingly focused on fulfilling these expansion plans in middle market malls.

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  "Big box" tenant evolution.  We believe that the trend of "big-box" retailers moving into malls continues and is accelerating. Our malls offer attractive locations in their markets benefitting from high traffic and sales. Approximately 82% of our malls are single-level, providing flexibility for reconfiguring in-line gross leasable area ("GLA") for larger format tenants.

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  Lack of new construction.  Tenants are seeking growth options in a supply constrained environment as the development of new retail space has been limited over the past several years.

        Track Record of Improving Occupancy Levels and Leasing.    As of September 30, 2013, we have signed 3.8 million square feet of total in-line leases since we became a separate public company in January 2012. From that time, our portfolio increased from 87.7% to 90.7% leased excluding anchors (94.0% leased including anchors) as of September 30, 2013. During that same period, we have significantly increased the portion of our portfolio leased by permanent tenants by 5.6%.

        During the quarter ended September 30, 2013, we leased 530,000 square feet of in-line space, representing the sixth consecutive quarter during which we leased over 525,000 square feet. Our 90.7% leased and 88.2% occupancy rates as of such date represent increases from 89.3% leased and 85.2% occupied as of September 30, 2012. The percentage of our portfolio leased to temporary tenants decreased to 11.0% as of September 30, 2013, down from 12.3% as of September 30, 2012. In addition, our portfolio sales per square foot improved to $299 as of September 30, 2013 representing a 1.4% increase over the past 12 months.

        As of September 30, 2013, we had entered into new leases for over 707,000 square feet of space (73% of which was previously vacant) which is not yet occupied, representing $11.1 million in incremental annual rent scheduled to commence over the fourth quarter of 2013 and throughout 2014. The actual commencement of the payment of rent under certain of these leases is subject to the completion of the build-out of space and retailers' opening schedules.

        We have been successful at leasing anchor space. Since the time of our spin-off, when we had six vacant anchors (excluding a property no longer in our portfolio), we strategically acquired two anchors for redevelopment purposes and four more became vacant. We have already leased nine of these anchor spaces and only three of these anchor spaces remain to be addressed and represent a growth opportunity in the portfolio. Replacement tenants include tenants such as Regal Cinemas, Cinemark, Sports Authority, Sportman's Warehouse, Bon-Ton and Dunham's Sports. In addition, since our spin-off, we have leased three out of four vacant junior anchor boxes that were previously occupied by Circuit City or Borders to Forever 21, TJ Maxx and Walmart Neighborhood Market, who are now open and operating in these spaces.

        Platform for External Growth.    We have closed over $523 million of acquisitions since we became a separate public company in January 2012, including our acquisition in December 2013 of two additional enclosed regional malls for an aggregate of approximately $292.5 million. See "—Recent Developments—Recent Acquisitions." Our completed acquisitions have included opportunistic and strategic purchases of five enclosed malls, as well as five anchor boxes. We target assets where we believe we are exposed to limited downside and significant growth opportunities by applying our platform and expertise to improve retailer quality and composition, occupancy levels, NOI and sales productivity metrics.

Business Strategies

        In order to meet our business objectives, we employ the following business strategies:

        Internal Growth through Tailored Strategic and Cosmetic Investment.    We have identified both strategic investment and cosmetic investment initiatives for our properties, taking into account customer demographics and the competitive environment of each property's market area, with a focus on increasing occupancy at the mall with a sustainable occupancy cost. We have identified opportunities to invest significant capital to reposition and refresh certain of our properties, and we intend to sequence our strategic capital projects with leasing activity. When considering strategic investments at our properties, we generally target unlevered returns of 9% to 11% for such projects under current market conditions (although there can be no assurance that we will meet this target). Examples of value creation initiatives include, but are not limited to:

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  Re-tenanting vacant anchor space and transforming excess in-line GLA into big box space to meet the customer demand for uses such as apparel, sporting goods stores, theaters, fitness centers and supermarkets;

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  Growing customer traffic by adding high-volume restaurants, entertainment and everyday uses; and

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  Enhancing the shopping experience and maximizing market relevance by aggressively targeting tenants that cater to market demographics.

        We also seek to improve overall mall experience by creating a "sense of place" and increasing the frequency and duration of visits to our malls. To this end, we have commenced a number of portfolio-wide initiatives including having installed state of the art Wi-Fi throughout all of the common areas, upgraded our common area amenities, created new, modern soft seating environments and installed energy management systems to maximize efficiency. In addition to these portfolio-wide initiatives, we also completed more comprehensive cosmetic renovations of three of our malls and are underway with three additional cosmetic renovations. We believe that through execution of these initiatives we will continue to position our properties for increased occupancy and sales levels and financial growth.

        Improve Tenant Mix and the Performance of Our Properties.    We are proactively optimizing the tenant mix of our malls by matching it to the consumer shopping patterns and needs and desires of the demographics in a particular market area, which strengthens our competitive position and increases tenant sales and consumer traffic. Additionally, we seek to continue to convert space occupied by temporary tenants to permanent tenants. In this regard, our goal is to reduce the portion of our portfolio leased to temporary tenants from 11% at September 30, 2013 to 6% to 7% by 2016 (although there can be no assurance that we will achieve this goal). To drive increasing traffic and sales, our targeted leasing approach is focused on adding entertainment tenants, high-volume restaurants, everyday uses and big-box anchors to further enhance the overall experience of our shoppers. We believe an increase in tenant sales and occupancy will provide us with the ability to charge higher rents than the expiring rents, which will provide an increase in our revenues. The increased revenue potential, coupled with an expected increase in overall occupancy, is a cornerstone of our growth model.

        We continue to focus on the anchors at our malls in our efforts to optimize our tenant mix. For example, jcpenney has 28 anchor tenant locations at our malls, 16 of which are owned by us, containing an average of approximately 72,000 square feet of space and with minimum base rent per square foot of approximately $2.90 (excluding one of our malls where jcpenney pays rent based only on a percentage of sales). Of the 16 locations owned by us, 13 are single-level stores that, together with their average size, we believe provide us with improved flexibility in the event that we need or have the opportunity to reconfigure such space in the future.

        Sears has 23 anchor locations at our malls, 11 of which are owned by us, containing an average of approximately 88,000 square feet of space and with minimum base rent per square foot of approximately $3.50 (excluding one of our malls where Sears pays rent based only on a percentage of sales). All of the locations owned by us are single-level stores that, together with their average size, we believe provide us with improved flexibility in the event we need or have the opportunity to reconfigure such space in the future. Sears vacated two other locations upon scheduled lease termination at our malls earlier in 2013. In both cases, we entered into leases covering substantially all of the vacated space at higher rents with replacement anchor tenants that we believe are more relevant for the future performance of those malls (Regal Cinemas and Dunham Sports).

        External Growth through Opportunistic and Strategic Acquisitions.    We intend to continue to target middle market mall assets that we believe can provide significant growth opportunities given our expertise in improving retailer quality and composition, occupancy levels, NOI and sales productivity metrics, but that have limited downside due to their location in protected markets.

        Leverage Our National Platform.    National retailers benefit from our national platform for leasing, which provides them with high quality service and the efficiency of negotiating leases at multiple locations with just one landlord. This national platform helps position our properties as attractive destinations for retailers. We believe that by utilizing national contracts with certain vendors and suppliers for goods and services we obtain generally more favorable terms than individual contracts.

        Focus on Improving Key Metrics.    As of September 30, 2013, our portfolio sales per square foot were $299 and our percentage leased and percentage occupied were approximately 90.7% (excluding anchor tenants; including anchor tenants our percentage leased was 94.0%) and 88.2%. Our leasing team employs a decentralized approach, with focused leasing strategies individually tailored to each asset. Although there can be no assurance that we will achieve any one or more of our goals, we are focused on returning our portfolio occupancy rate to 93% by 2016 (similar to our 2006 levels) and growing sales per square foot at our malls.

REIT Status

        We elected to be treated as a REIT in connection with the filing of our federal income tax return for the 2011 taxable year. Subject to our ability to meet the requirements of a REIT, we intend to maintain this status in future periods. We generally will not be subject to U.S. federal income taxes on our REIT taxable income that we annually distribute to our stockholders.

Our Headquarters

        Our corporate headquarters is located at 1114 Avenue of the Americas, Suite 2800, New York, New York 10036, and our telephone number is (212) 608-5108.

Recent Developments

Recent Acquisitions

        On December 11, 2013, we acquired two enclosed regional malls (Chesterfield Towne Center in Richmond, VA and The Centre at Salisbury in Salisbury, MD) containing an aggregate of approximately 1.9 million square feet of retail space that was 90.6% leased (excluding anchors) from certain affiliates of The Macerich Company for an aggregate purchase price of approximately $292.5 million. In connection with the acquisition, we assumed approximately $224.7 million of outstanding debt on the acquired properties and funded the remaining $67.8 million of the purchase price from cash on hand and borrowings under our Revolving Credit Facility (as described below). We intend to repay the outstanding indebtedness under our Revolving Credit Facility with a portion of the net proceeds from this offering. See "Use of Proceeds."

Entry into Secured Credit Agreement

        On November 22, 2013, Rouse Properties, L.P., our operating partnership (our "Operating Partnership"), entered into a secured credit agreement (our "Secured Credit Agreement") with KeyBank National Association, as Administrative Agent, and the other agents and lenders named therein. Our Secured Credit Agreement provides for borrowings on a revolving basis of up to $250 million (our "Revolving Credit Facility", and loans thereunder, "Revolving Loans") and a senior secured term loan of $260 million (our "Term Loan"). Our Revolving Loans and our Term Loan each bear interest at a per annum rate, as selected by our Operating Partnership, of either a floating rate equal to an applicable base rate plus a spread of 0.85%-2.00%, or the London Interbank Offered Rate determined for the applicable interest period plus a spread of 1.85%-3.00%, in each case based upon an established leverage ratio grid. Our Revolving Credit Facility matures on November 21, 2017, which maturity date may be extended at the option of our Operating Partnership until November 21, 2018 upon the satisfaction of certain conditions precedent. Our Term Loan matures on November 21, 2018.

        Concurrently with the effectiveness of our Secured Credit Agreement, a portion of the proceeds of our Term Loan were used to repay all of the obligations under and to terminate our senior secured credit facility dated January 12, 2012 with a syndicate of banks as lenders and Wells Fargo Bank, National Association as administrative agent. In addition, in connection with entering into our Secured Credit Agreement, we terminated our existing subordinated revolving credit facility with Trilon (Luxembourg) S.a.r.l., an affiliate of Brookfield (as defined below).

Change in Controlled Company Status

        Effective November 1, 2013, we ceased to be a "controlled company," within the meaning of the New York Stock Exchange corporate governance standards, because Brookfield Property Partners L.P. and its affiliates and controlled entities ("Brookfield") no longer controlled a majority of the outstanding shares of our common stock. As a result, within one year of our change in status, a majority of our board will be required to be comprised of independent directors and our Nominating and Governance Committee and Compensation Committee will be required to consist entirely of independent directors.

The Offering

Common stock offered by us	7,000,000 shares of our common stock
Option to purchase additional shares of common stock	1,050,000 shares of our common stock
Shares of common stock to be outstanding after this offering(1)	56,648,436 shares of our common stock (57,698,436 shares of our common stock if the underwriters' option to purchase additional shares is exercised in full)
Use of proceeds

We estimate that the net proceeds from this offering will be approximately $             million (or approximately $             million if the underwriters' option to purchase additional shares is exercised in full), after deducting the underwriting discount and our estimated expenses. We intend to use the net proceeds from this offering to repay approximately $58 million of indebtedness outstanding under our Revolving Credit Facility that we incurred primarily in connection with our acquisition in December 2013 of two enclosed regional malls from certain affiliates of The Macerich Company, and for general corporate purposes, including future acquisitions, working capital and other needs.

See "Use of Proceeds" and "—Recent Developments—Recent Acquisitions."
Ownership limit

Subject to certain exceptions, our charter restricts ownership of more than 9.9% of the vote or value, whichever is more restrictive, of our outstanding capital stock, in order to protect our status as a REIT for U.S. federal income tax purposes. See "Description of Capital Stock—Restrictions on Ownership and Transfer" in the accompanying prospectus.

Listing	Our common stock trades on the New York Stock Exchange under the trading symbol "RSE."
Risk factors

An investment in our common stock involves risks, and prospective investors should carefully consider the matters discussed under "Risk Factors" beginning on page S-8 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2012, incorporated by reference into this prospectus supplement and the accompanying prospectus, before making a decision to invest in our common stock.

(1)
The number of shares of our common stock to be outstanding after this offering is based on 49,648,436 shares of our common stock outstanding as of January 2, 2014, which excludes: (i) 2,579,171 shares of our common stock that are issuable upon the exercise of stock options previously granted to certain of our officers, directors and employees; and (ii) 1,807,834 shares of our common stock reserved for issuance under our equity incentive plan.

RISK FACTORS

        Investing in our common stock involves risks. You should carefully read and consider the risks described below as well as the risks described in the section entitled "Item 1A—Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2012, and in our other periodic reports filed with the SEC, and incorporated by reference into this prospectus supplement and the accompanying prospectus. You should also carefully read and consider the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risks described above in "Cautionary Statement Regarding Forward-Looking Statements," before making a decision to invest in our common stock. Each of these risks could materially and adversely affect our business, financial condition, results of operations, liquidity and prospects, and could result in a partial or complete loss of your investment.

Risks Related to This Offering

The market price and trading volume of our common stock could be volatile and the market price of our common stock could decline, resulting in a substantial or complete loss of your investment.

        The stock markets, including the New York Stock Exchange, which is the exchange on which our common stock is listed, have experienced significant price and volume fluctuations. Overall weakness in the economy and other factors have recently contributed to extreme volatility of the equity markets generally, including the market price of our common stock. As a result, the market price of our common stock has been and may continue to be volatile, and investors in our common stock may experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. Some of the factors that could negatively affect our stock price or result in fluctuations in the price or trading volume of our common stock include:

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  our actual or projected operating results, financial condition, cash flows and liquidity, or changes in business strategy or prospects;

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  actual or perceived conflicts of interest with our directors, officers or other executives;

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  equity issuances by us, or share resales by our stockholders, or the perception that such issuances or resales may occur;

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  actual or anticipated accounting problems;

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  publication of research reports about us or the real estate industry;

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  changes in market valuations of similar companies;

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  adverse market reaction to the level of leverage we employ;

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  additions to or departures of our key personnel;

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  speculation in the press or investment community;

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  our failure to meet, or the lowering of, our earnings estimates or those of any securities analysts;

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  increases in market interest rates, which may lead investors to demand a higher dividend yield for our common stock and would result in increased interest expenses on our debt;

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  failure to maintain our REIT qualification;

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  price and volume fluctuations in the stock market generally; and

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  general market and economic conditions, including the current state of the credit and capital markets.

        In the past, securities class action litigation has often been instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management's attention and resources.

This offering is expected to be dilutive.

        Giving effect to the issuance of our common stock in this offering, the receipt of the expected net proceeds and the use of those proceeds, we anticipate that this offering will have a dilutive effect on our expected earnings per share, FFO per share and Core FFO per share for the year ended December 31, 2013. The actual amount of dilution cannot be determined at this time and will be based on numerous factors.

Future issuances of debt securities, which would rank senior to our common stock upon our liquidation, and future issuances of equity securities, which would dilute the holdings of our existing common stockholders and may be senior to our common stock for the purposes of paying dividends, periodically or upon liquidation, may negatively affect the market price of our common stock.

        In the future, we may issue debt or additional equity securities or incur other borrowings. Upon our liquidation, holders of our debt securities and other loans and shares of preferred stock will receive a distribution of our available assets before common stockholders. If we incur additional debt in the future, our future interest costs could increase, and adversely affect our business, financial condition, results of operations, liquidity and prospects. We are not required to offer any additional equity securities to existing common stockholders on a preemptive basis. Therefore, additional common stock issuances, directly or through convertible or exchangeable securities, warrants or options, will dilute the holdings of our existing common stockholders and such issuances or the perception of such issuances may reduce the market price of our common stock. Our shares of preferred stock, if issued, would likely have a preference on distribution payments, periodically or upon liquidation, which could eliminate or otherwise limit our ability to pay dividends to common stockholders. Because our decision to issue debt or additional equity securities or incur other borrowings in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature or success of our future capital raising efforts. Thus, common stockholders bear the risk that our future issuances of debt or equity securities or our incurrence of other borrowings will negatively affect the market price of our common stock.

The number of shares of common stock available for future issuance or sale could adversely affect the market price of our common stock.

        As of January 2, 2014, we had 49,648,436 shares of our common stock outstanding and the authority to issue up to 500 million shares. After giving effect to this offering, we would have 56,648,436 shares of our common stock outstanding (or 57,698,436 shares of our common stock outstanding if the underwriters' option to purchase additional shares is exercised in full). Subject to applicable law, our board of directors has the authority, without further stockholder approval, to issue additional shares of our common stock on the terms and for the consideration it deems appropriate. Additionally, the resale by existing holders of a substantial number of our outstanding shares of common stock could adversely affect the market price of our common stock. As of November 1, 2013, Brookfield beneficially owned approximately 42.5% of our common stock (based on their publicly reported holdings) and, after giving effect to this offering, Brookfield would beneficially own approximately 37.3% of our common stock outstanding after this offering (or 36.6% of our common stock if the underwriters' option to purchase additional shares is exercised in full). Pursuant to a registration rights agreement we previously entered into with Brookfield, Brookfield has requested that we effect a registration under applicable federal and state securities laws for shares of our common stock held by Brookfield. We expect to complete the registration process in mid-March 2014.

Brookfield has agreed with the underwriters in this offering not to sell or transfer shares of our common stock, subject to certain exceptions, for 60 days from the date of this prospectus supplement. See "Underwriting." Other than the foregoing, Brookfield is not subject to any contractual agreement not to dispose of shares of our common stock. The sale of substantial amounts of our common stock, whether directly by us or in the secondary market, the perception that such sales could occur or the availability for future sale of shares of our common stock or securities convertible into or exchangeable or exercisable for our common stock could, in turn, materially and adversely affect the market price of our common stock and our ability to raise capital through future offerings of equity or equity-related securities.

We have not established a minimum dividend payment level and no assurance can be given that we will be able to pay dividends to our stockholders in the future at current levels or at all.

        We are generally required to distribute to our stockholders at least 90% of our taxable income each year for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, which requirement we currently intend to satisfy through quarterly dividends of all or substantially all of our REIT taxable income in such year, subject to certain adjustments. We have not established a minimum dividend payment level, and our ability to pay dividends may be adversely affected by a number of factors, including the risk factors contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. Although we have paid, and anticipate continuing to pay, quarterly dividends to our stockholders, our board of directors has the sole discretion to determine the timing, form and amount of any future dividends to our stockholders, and such determination will depend on our earnings, financial condition, debt covenants, maintenance of our REIT qualification and other factors as our board of directors may deem relevant from time to time. As a result, no assurance can be given that we will be able to continue to pay dividends to our stockholders in the future or that the level of any future dividends we do make to our stockholders will achieve a market yield or increase or even be maintained over time, any of which could materially and adversely affect us.

        In addition, dividends that we pay to our stockholders are generally taxable to our stockholders as ordinary income. However, a portion of our dividends may be designated by us as long-term capital gains to the extent that they are attributable to capital gain income recognized by us or may constitute a return of capital to the extent that they exceed our earnings and profits as determined for tax purposes. A return of capital is not taxable, but has the effect of reducing the basis of a stockholder's investment in our common stock.

Our substantial stockholder may exert influence over us that may be adverse to our best interests and those of our other stockholders.

        As of November 1, 2013, Brookfield beneficially owned approximately 42.5% of our common stock (based on their publicly reported holdings) and, after giving effect to this offering, Brookfield would beneficially own approximately 37.3% of our common stock outstanding after this offering (or 36.6% of our common stock if the underwriters' option to purchase additional shares is exercised in full). The concentration of ownership of our outstanding common stock held by Brookfield may make some transactions more difficult or impossible without the support of Brookfield. The interests of Brookfield could conflict with or differ from the interests of our other stockholders. For example, Brookfield's concentration of ownership could allow Brookfield to influence our policies and strategies and could delay, defer or prevent a change of control or impede a merger, takeover or other business combination that may otherwise be favorable to us and our other stockholders. Brookfield may also pursue acquisition opportunities that may be complementary to our business, and as a result, those acquisition opportunities may not be available to us.

        Brookfield has agreed that it will not, in connection with a merger, combination, sale of all or substantially all of our assets or other similar business combination transaction involving us, convert, sell, exchange, transfer or convey any shares of common stock that are owned, directly or indirectly, by it on terms that are more favorable than those available to all other holders of common stock. This restriction does not, however, limit Brookfield's ability to sell its shares of our common stock to a third party at a higher price in circumstances other than the foregoing transactions. However, in addition to the foregoing, Brookfield has agreed with the underwriters in this offering not to sell or transfer shares of our common stock, subject to certain exceptions, for 60 days from the date of this prospectus supplement. See "Underwriting."

 USE OF PROCEEDS

        We estimate that the net proceeds from this offering will be approximately $             million (or approximately $             million if the underwriters' option to purchase additional shares is exercised in full), after deducting the underwriting discount and our estimated expenses. We intend to use the net proceeds from this offering to repay approximately $58 million of indebtedness outstanding under our Revolving Credit Facility that we incurred primarily in connection with our acquisition in December 2013 of two enclosed regional malls from certain affiliates of The Macerich Company, and for general corporate purposes, including future acquisitions, working capital and other needs. See "Summary—Recent Developments—Recent Acquisitions."

        Our Revolving Credit Facility bears interest at a per annum rate, as selected by our Operating Partnership, of either a floating rate equal to an applicable base rate plus a spread of 0.85%-2.00%, or the London Interbank Offered Rate determined for the applicable interest period plus a spread of 1.85%-3.00%, in each case based upon an established leverage ratio grid. Our Revolving Credit Facility matures on November 21, 2017, which maturity date may be extended at the option of our Operating Partnership until November 21, 2018 upon the satisfaction of certain conditions precedent. See "Summary—Recent Developments—Entry into Secured Credit Agreement" for additional information regarding our Revolving Credit Facility.

        Affiliates of each of the representatives are lenders under our Revolving Credit Facility. Upon the application of a portion of the net proceeds from this offering to repay amounts outstanding under our Revolving Credit Facility, each such lender will receive its proportionate share of the amounts being repaid.

CAPITALIZATION

        The following table sets forth our consolidated capitalization (i) as of September 30, 2013 and (ii) as of September 30, 2013, as adjusted to give effect to the sale of the 7,000,000 shares of our common stock offered hereby (assuming (a) a public offering price of $21.61 per share (based on the last reported share price of our common stock as reported on the New York Stock Exchange on January 3, 2014), after deducting the underwriting discount and our estimated expenses, and (b) that the underwriters' option to purchase additional shares of our common stock is not exercised).

	As of September 30, 2013
	Historical	As Adjusted
	(in thousands) unaudited
Debt:
Mortgages, notes and loans payable	$1,177,305	$1,177,305

Stockholders' equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized, 0 issued and outstanding, historical and as adjusted	—	—
Common stock, $0.01 par value; 500,000,000 shares authorized, 49,645,796 issued and 49,641,636 outstanding, historical, and 56,645,796 shares issued and 56,641,636 shares outstanding, as adjusted	497	566
Class B common stock: $0.01 par value; 1,000,000 shares authorized, 0 issued and 0 outstanding	—	—
Additional paid-in capital	571,465	716,114
Accumulated deficit	(86,434)	(86,434)

Total stockholders' equity	485,528	630,246
Non-controlling interest	111	111

Total equity	485,639	630,357

Total capitalization	$1,662,944	$1,807,662

SUPPLEMENTAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion supplements the discussion under the section entitled "U.S. Federal Income Tax Considerations" in the accompanying prospectus and is subject to the qualifications set forth therein. Terms used in this section but not defined in this section have the meanings ascribed to them elsewhere in this prospectus supplement or in the section entitled "U.S. Federal Income Tax Considerations" in the accompanying prospectus. You should refer to the discussion in the accompanying prospectus under "U.S. Federal Income Tax Considerations" for a discussion of the tax consequences of our election to be taxed as a REIT and additional information regarding the tax consequences to owners of our common stock.

Recent Changes in U.S. Federal Income Tax Withholding

        This paragraph supplements the discussion in the accompanying prospectus under the heading "U.S. Federal Income Tax Considerations—Information Reporting and Backup Withholding." Pursuant to final Treasury Regulations and recent IRS guidance, the 30% FATCA withholding tax will apply to payments on dividends on our common stock made on or after July 1, 2014, and to payments of gross proceeds from a sale or disposition of our common stock on or after January 1, 2017. In addition, the United States and other governments have entered into, and are in the process of negotiating, intergovernmental agreements with respect to FATCA. These intergovernmental agreements and the implementation of local country laws and regulations may modify the withholding and reporting requirements described in the accompanying prospectus. Prospective investors are urged to consult their tax advisors regarding the effect of the FATCA legislation on an investment in our common stock.

UNDERWRITING

        Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., RBC Capital Markets, LLC, Credit Suisse Securities (USA) LLC and KeyBanc Capital Markets Inc. are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us, our Operating Partnership and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of our common stock set forth opposite its name below.

Underwriter	Number of Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Barclays Capital Inc.
RBC Capital Markets, LLC
Credit Suisse Securities (USA) LLC
KeyBanc Capital Markets Inc.

Total	7,000,000

        Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

        We and our Operating Partnership have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers' certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

        The representatives have advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $                per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

        Mr. Silberfein has indicated that he intends to purchase 15,000 shares of our common stock in this offering, and Messrs. Schall, Wain and Harper have indicated that they intend to purchase an aggregate of 8,000 shares of our common stock in this offering, in each case at the public offering price set forth on the cover page of this prospectus supplement, and subject to the underwriting discount. Because these indications of interest are not binding agreements or commitments to purchase, these officers may elect not to purchase any shares in this offering. As a result, we cannot provide any assurance as to the exact number of shares of our common stock that these officers will purchase, if any. Any shares of our common stock not purchased by these officers may be sold by the underwriters to other investors on the terms set forth in this prospectus supplement.

        The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$

        The expenses of the offering, not including the underwriting discount, are estimated at $500,000 and are payable by us.

Option to Purchase Additional Shares

        We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 1,050,000 additional shares at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter's initial amount reflected in the above table.

No Sales of Similar Securities

        We, our executive officers and directors, and Brookfield have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 60 days after the date of this prospectus supplement without first obtaining the written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc. and RBC Capital Markets, LLC. Specifically, we and these other persons have agreed, with certain limited exceptions, including as discussed below, not to directly or indirectly

  •
  offer, pledge, sell or contract to sell any common stock,

  •
  sell any option or contract to purchase any common stock,

  •
  purchase any option or contract to sell any common stock,

  •
  grant any option, right or warrant for the sale of any common stock,

  •
  lend or otherwise dispose of or transfer any common stock,

  •
  request or demand that we file a registration statement related to the common stock, or

  •
  enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

        This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. In the event that either (x) during the last 17 days of the lock-up period referred to above, we issue an earnings release or material news or a material event relating to us occurs or (y) prior to the expiration of the lock-up period, we announce that we will release earnings results or become aware that material news or a material event will occur during the 16-day period beginning on the last day of the lock-up period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

        The restrictions applicable to us, our officers and directors are subject to certain exceptions, including the sale of common stock solely to satisfy tax obligations of our executive officers and directors in connection with the grant or vesting of equity awards pursuant to our current equity incentive plan. We expect this exception will only apply to tax obligations on the vesting of approximately 46,000 shares. In addition, the restrictions applicable to Brookfield are subject to certain exceptions, including (i) that Brookfield may distribute up to 1,725,311 shares to its partners, members or stockholders, and such partners, members or stockholders will not be subject to these restrictions on sale, and (ii) that Brookfield may sell shares acquired after this offering in open market transactions. We are also permitted to file an automatic shelf registration statement under the Securities Act between January 30, 2014 and the expiration of the 60-day period after the date of this prospectus supplement, but no sales of securities may be made under such registration statement during such 60-day period. With reference to shares of our common stock owned by Brookfield, see "Risk Factors—The number of shares of common stock available for future issuance or sale could adversely affect the market price of our common stock."

New York Stock Exchange

        The shares are listed on the New York Stock Exchange under the symbol "RSE."

Price Stabilization, Short Positions

        Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

        In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. "Naked" short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.

        Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

        Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

        In connection with the offering, certain of the underwriters or securities dealers may distribute the prospectus supplement and the accompanying prospectus by electronic means, such as e-mail.

Other Relationships

        Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In particular, affiliates of each of the representatives are lenders under our Revolving Credit Facility and our Term Loan. Upon the application of a portion of the net proceeds from this offering to repay amounts outstanding under our Revolving Credit Facility, each such lender will receive its proportionate share of the amounts being repaid.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to the offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the shares may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

        The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

        This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Residents of Canada

        The shares may be sold only to purchasers purchasing as principal that are both "accredited investors" as defined in National Instrument 45-106 Prospectus and Registration Exemptions and "permitted clients" as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from the prospectus requirements and in compliance with the registration requirements of applicable securities laws.

Notice to Prospective Investors in the Dubai International Financial Centre

        This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. They must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein or therein and has no responsibility for the prospectus supplement and the accompanying prospectus. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in the European Economic Area

        In relation to each Member State of the European Economic Area (each, a "Relevant Member State"), no offer of shares may be made to the public in that Relevant Member State other than:

  A.
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  B.
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

  C.
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require us or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a "qualified investor" within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

        We, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

        This prospectus supplement has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer.

        For the purpose of the above provisions, the expression "an offer to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Notice to Prospective Investors in Hong Kong

        The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Switzerland

        We have not and will not register with the Swiss Financial Market Supervisory Authority ("FINMA") as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended ("CISA"), and accordingly the securities being offered pursuant to this prospectus supplement and the accompanying prospectus have not and will not be approved, and may not be licenseable, with FINMA. Therefore, the securities have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the securities offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The securities may solely be offered to "qualified investors," as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended ("CISO"), such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus supplement, the accompanying prospectus and any other materials relating to the securities are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus supplement and the accompanying prospectus may only be used by those qualified investors to whom they have been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus supplement and the accompanying prospectus do not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the securities on the SIX Swiss Exchange or any other regulated securities market in Switzerland, and consequently, the information presented in this prospectus supplement and the accompanying prospectus does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

Notice to Prospective Investors in the United Kingdom

        In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

EXPERTS

        The consolidated and combined financial statements and financial statement schedule, incorporated in this prospectus supplement by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2012, and the effectiveness of the Company's internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated and combined financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The historical summaries of gross revenue and direct operating expenses of Grand Traverse Mall for the year ended December 31, 2011, the period from November 10, 2010 through December 31, 2010 (Successor), the period from January 1, 2010 through November 9, 2010 (Predecessor) and the year ended December 31, 2009 (Predecessor), incorporated in this prospectus supplement by reference from the Company's Current Report on Form 8-K filed on June 11, 2013 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein by reference (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph referring to the purpose of the historical summaries), and are incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The combined historical summaries of gross revenue and direct operating expenses of The Mall at Turtle Creek for the year ended December 31, 2011 incorporated in this prospectus supplement by reference from the Company's Current Report on Form 8-K filed on June 11, 2013 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein by reference (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph referring to the purpose of the historical summaries), and are incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

        Certain legal matters will be passed upon for us by Sidley Austin LLP, New York, New York. Hogan Lovells US LLP, Washington, D.C., will act as counsel and pass on certain legal matters for the underwriters.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of these documents at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also read and copy any of these documents at the New York Stock Exchange's office at 20 Broad Street, New York, New York 10005. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

        Our SEC filings are also available over the Internet at the SEC's website at http://www.sec.gov. In addition, copies of our SEC filings are available free of charge through our website (www.rouseproperties.com) as soon as reasonably practicable after filing with the SEC. The information contained on our website is not part of, or incorporated by reference into, this prospectus supplement or the accompanying prospectus.

        This prospectus supplement and the accompanying prospectus are only part of a registration statement on Form S-3 we have filed with the SEC under the Securities Act and therefore omit some of the information contained in the registration statement. We have also filed exhibits to the registration statement which are excluded from this prospectus supplement and the accompanying prospectus, and you should refer to the applicable exhibit for a complete description of any statement referring to any contract or other document. You may inspect or obtain a copy of the registration statement, including the exhibits, as described in the previous paragraph.

DOCUMENTS INCORPORATED BY REFERENCE

        SEC rules allow us to incorporate by reference information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement and the accompanying prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that this offering is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference herein and therein. We incorporate by reference into this prospectus supplement and the accompanying prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2012;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013;

  •
  our Definitive Proxy Statement on Schedule 14A filed on March 21, 2013;

  •
  our Current Reports on Form 8-K filed on January 25, 2013 (two reports), May 8, 2013, June 11, 2013, October 21, 2013, November 26, 2013 and December 16, 2013; and

  •
  the description of our common stock included in our registration statement on Form 10 filed on August 29, 2011, including any amendments filed for the purpose of updating such description.

        All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus supplement and will automatically update and supersede the information in this prospectus supplement, the accompanying prospectus and any previously filed documents.

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus supplement and the accompanying prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests for those documents should be directed to us as follows: Rouse Properties, Inc., 1114 Avenue of the Americas, Suite 2800, New York, New York 10036, Attention: Investor Relations, Telephone: (212) 608-5108.

PROSPECTUS

$400,000,000

Rouse Properties, Inc.

Common Stock
Preferred Stock
Warrants to Purchase Common Stock or Preferred Stock

        We may offer, issue and sell from time to time, together or separately, the securities described in this prospectus, at an aggregate initial offering price which will not exceed $400,000,000.

        We will provide the specific terms of any securities we may offer in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell any securities unless accompanied by a prospectus supplement describing the amount of and terms of the offering of those securities.

        We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. We reserve the sole right to accept, and together with any underwriters, dealers and agents, reserve the right to reject, in whole or in part, any proposed purchase of securities. The names of any underwriters, dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in the prospectus supplement covering the sales of those securities.

        Our common stock, par value $0.01 per share, is listed on the New York Stock Exchange under the trading symbol "RSE." On June 10, 2013, the closing price of our common stock on the New York Stock Exchange was $20.37.

        Investing in our securities involves risks. You should carefully read and consider the risks described under the section entitled "Risk Factors" included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, in prospectus supplements relating to specific offerings of securities and in other information that we file with the Securities and Exchange Commission before making a decision to invest in our securities.

        We impose certain restrictions on the ownership and transfer of shares of our common stock and our other capital stock. You should read the information under the section entitled "Description of Capital Stock—Restrictions on Ownership and Transfer" in this prospectus for a description of these restrictions.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 25, 2013.

        You should rely only on the information contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any applicable free writing prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus and any applicable prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a "shelf" registration statement that we have filed with the Securities and Exchange Commission (the "SEC"). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in a prospectus supplement. Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the sections entitled "Where You Can Find More Information" and "Documents Incorporated By Reference."

        This prospectus only provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the sections entitled "Where You Can Find More Information" and "Documents Incorporated By Reference."

        Unless otherwise indicated or the context requires otherwise, in this prospectus and any prospectus supplement hereto, references to "our company," "the Company," "we," "us" and "our" mean Rouse Properties, Inc. and its consolidated subsidiaries.

 ROUSE PROPERTIES, INC.

        Rouse Properties, Inc. is a Delaware corporation that was organized in August 2011 and became a separate public company when we were spun-off from General Growth Properties, Inc. ("GGP") on January 12, 2012. As of March 31, 2013, our portfolio consisted of 32 regional malls in 20 states totaling over 22.5 million square feet of retail and ancillary space. Our portfolio includes regional malls with a historical record of steady occupancy and solid performance in the markets that they serve. These malls predominantly function as town centers and are located in one-mall markets, devoid of enclosed mall competition and have a high penetration of the trade area. In addition, our portfolio includes regional malls that we believe have significant growth potential through lease-up, repositioning and/or redevelopment. Some properties may require re-tenanting and re-constitution of the merchandising mix in order to provide new and relevant shopping and entertainment opportunities for the consumer.

        We actively manage all of our properties, performing the day-to-day functions, operations, leasing, maintenance, marketing and promotional services. Our platform is national in scope and we believe it positions us to capitalize on existing department store and broad in-line retailer relationships across our portfolio.

        We elected to be treated as a real estate investment trust ("REIT") in connection with the filing of our federal income tax return for the 2011 taxable year. Subject to our ability to meet the requirements of a REIT, we intend to maintain this status in future periods. We generally will not be subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute our required taxable income to stockholders to maintain our qualification as a REIT.

        Our corporate headquarters is located at 1114 Avenue of the Americas, Suite 2800, New York, New York 10036, and our telephone number is (212) 608-5108.

RISK FACTORS

        Investing in our securities involves risks. You should carefully read and consider the risks described under the section entitled "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, as well as the other information contained in or incorporated by reference into this prospectus and in any applicable prospectus supplement, before making a decision to invest in our securities. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents we incorporate herein by reference contain certain forward-looking statements that are subject to risks and uncertainties. Forward-looking statements give our current expectations relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to current or historical facts. These statements may include words such as "anticipate," "estimate," "expect," "project," "forecast," "plan," "intend," "believe," "may," "should," "would," "could," "likely," and other words of similar expression. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

        Forward-looking statements should not be unduly relied upon. They give our expectations about the future and are not guarantees. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements to materially differ from any future results, performance and achievements expressed or implied by such forward-looking statements. We caution you, therefore, not to rely on these forward-looking statements.

        Forward-looking statements may include:

  •
  future repositioning and redevelopment opportunities;

  •
  expectations of our revenues, income, funds from operations, core funds from operations, net operating income, core net operating income, capital expenditures, income tax and other contingent liabilities, dividends, leverage, capital structure or other financial items;

  •
  future liquidity; and

  •
  future management plans.

        Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include:

  •
  our limited operating history as an independent company;

  •
  our inability to obtain operating and development capital;

  •
  our inability to reposition and redevelop some of our properties;

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  adverse economic conditions in the retail sector;

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  our inability to lease or re-lease space in our properties;

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  the inability of our tenants to pay minimum rents and expense recovery charges and the impact of co-tenancy provisions in our leases;

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  our inability to sell real estate quickly and restrictions on transfer;

  •
  our inability to compete effectively;

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  our significant indebtedness;

  •
  the adverse effect of inflation;

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  our inability to maintain our status as a REIT;

  •
  our directors and officers may change our current long-range plans; and

  •
  the risk factors described under the caption "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q.

        In light of these risks and uncertainties, there can be no assurances that the results referred to in the forward-looking statements contained in this prospectus and the documents we incorporate herein by reference will in fact occur. Except to the extent required by applicable law or regulation, we undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, changes to future results over time or otherwise.

USE OF PROCEEDS

        Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the offering of securities under this prospectus for the acquisition, development and improvement of properties, repayment of indebtedness, capital expenditures, working capital and other general corporate purposes. Further details relating to the use of the net proceeds from the offering of securities under this prospectus will be set forth in the applicable prospectus supplement.

 RATIO OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS

        The following table sets forth our ratios of earnings to combined fixed charges and preferred stock dividends for the periods shown:

	Historical
	Successor										Predecessor
	Three Months Ended March 31, 2013		Three Months Ended March 31, 2012		Year Ended December 31, 2012		Year Ended December 31, 2011		Period From November 10, 2010 through December 31, 2010		Period From January 1, 2010 through November 9, 2010		Year Ended December 31, 2009		Year Ended December 31, 2008
Ratio of earnings to combined fixed charges and preferred stock dividends		(a)		(b)		(c)		(d)		(e)		(f)		(g)	1.66

(a)
For the three months ended March 31, 2013, our losses exceeded our fixed charges by approximately $8.1 million. The coverage deficiency for total fixed charges for this period was $29.5 million to arrive at a one-to-one ratio.

(b)
For the three months ended March 31, 2012, the coverage deficiency for total fixed charges was $26.0 million to arrive at a one-to-one ratio.

(c)
For the year ended December 31, 2012, the coverage deficiency for total fixed charges was $68.2 million to arrive at a one-to-one ratio.

(d)
For the year ended December 31, 2011, the coverage deficiency for total fixed charges was $26.4 million to arrive at a one-to-one ratio.

(e)
For the period from November 10, 2010 through December 31, 2010, the coverage deficiency for total fixed charges was $2.8 million to arrive at a one-to-one ratio.

(f)
For the period from January 1, 2010 through November 9, 2010, the coverage deficiency for total fixed charges was $20.5 million to arrive at a one-to-one ratio.

(g)
For the year ended December 31, 2009, the coverage deficiency for total fixed charges was $29.3 million to arrive at a one-to-one ratio.

        Our ratios of earnings to combined fixed charges and preferred stock dividends are computed by dividing earnings by the sum of fixed charges and preferred stock dividends. For these purposes, "earnings" consist of operating income plus fixed charges. Operating income is computed in accordance with U.S. generally accepted accounting principals and includes such non-cash items as real estate depreciation and amortization, amortization of above (below) market rents, and amortization of deferred financing costs and loan premium. "Fixed charges" consist primarily of interest expense, capitalized interest and amortization of deferred financing fees and loan premium. Interest income is not included in this computation. As of the date of this prospectus, there are no shares of preferred stock issued and outstanding and, therefore, there are no amounts for preferred stock dividends included in the above calculations.

 DESCRIPTION OF CAPITAL STOCK

        The following is a summary of the material terms of our capital stock contained in our amended and restated certificate of incorporation, as amended (which we refer to herein as our "charter"), and our amended and restated bylaws (which we refer to herein as our "bylaws"), and is qualified in its entirety by reference to these documents. You should refer to our charter and bylaws, which are included as exhibits to the registration statement of which this prospectus is a part, along with the applicable provisions of the Delaware General Corporation Law (the "DGCL").

General

        We were incorporated as a Delaware corporation on August 10, 2011. Our authorized capital stock consists of 500.0 million shares of common stock, par value of $0.01, 1.0 million shares of non-voting Class B common stock, par value $0.01 per share, and 50.0 million shares of preferred stock. As of June 10, 2013, 49,641,716 shares of common stock, no shares of Class B common stock and no shares of preferred stock were issued and outstanding.

Common Stock

        Each holder of our common stock is entitled to one vote per share on all matters to be voted upon by the common stockholders, and there are no cumulative voting rights. Holders of our common stock are entitled to receive ratably, together with holders of our Class B common stock, the dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for that purpose. If there is a liquidation, dissolution or winding up of our company, holders of our common stock, together with holders of our Class B common stock, would be entitled to ratable distribution of our assets remaining after the payment in full of liabilities.

        Under the terms of our charter, the holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Class B Common Stock

        On January 12, 2012, in connection with the restructuring transactions relating to, and as part of the consideration for, our spin-off from GGP, we issued 359,056 shares of our Class B common stock, par value $0.01 per share, to a subsidiary of GGP. Our Class B common stock is identical to our common stock except that holders of our Class B common stock do not have voting rights.

        At any time, and from time to time, after January 1, 2013, the holder or holders of our Class B common stock were permitted to put Class B common stock to us for cash, subject to our right to elect, in our sole discretion, to deliver shares of our common stock, on a one-for-one basis, in lieu of delivering cash. Pursuant to the foregoing, on February 6, 2013, all 359,056 outstanding shares of our Class B common stock were exchanged for 359,056 shares of our common stock. As a result, there are no shares of our Class B common stock currently outstanding.

        Upon any future issuance of Class B common stock, holders of our Class B common stock would be entitled to receive ratably, together with holders of our common stock, the dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for that purpose. If there is a liquidation, dissolution or winding up of our company, holders of our Class B common stock, together with holders of our common stock, would be entitled to ratable distribution of our assets remaining after the payment in full of liabilities.

        Under the terms of our charter, the holders of our Class B common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the Class B common stock. Upon any future issuance of Class B common stock, shares of our Class B common stock would be fully paid and non-assessable. The rights, preferences and privileges of the holders of our Class B common stock would be subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

        Our charter provides that our board of directors is authorized to provide for the issuance of shares of preferred stock in one or more series and, by filing a certificate of designations pursuant to the applicable law of the State of Delaware (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time for each such series the number of shares to be included in each such series and to fix the designations, powers, rights and preferences of the shares of each such series, and the qualifications, limitations and restrictions thereof. The authority of the board of directors with respect to each series of preferred stock includes, but is not limited to, determination of the following:

  •
  the designation of the series, which may be by distinguishing number, letter or title;

  •
  the number of shares of the series, which number the board of directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

  •
  whether dividends, if any, shall be paid, and, if paid, the date or dates upon which, or other times at which, such dividends shall be payable, whether such dividends shall be cumulative or noncumulative, the rate of such dividends (which may be variable) and the relative preference in payment of dividends of such series;

  •
  the redemption provisions and price or prices, if any, for shares of the series;

  •
  the terms and amounts of any sinking fund or similar fund provided for the purchase or redemption of shares of the series;

  •
  the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of our company;

  •
  whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of our company or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion price or prices, or rate or rates, any adjustments thereto, the date or dates on which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

  •
  restrictions on the issuance of shares of the same series or of any other class or series; and

  •
  the voting rights, if any, of the holders of shares of the series.

        We will describe the specific terms of the particular series of preferred stock in the prospectus supplement relating to that series. Upon issuance, such shares will be fully paid and non-assessable.

Restrictions on Ownership and Transfer

        In general, for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), for a taxable year, the following conditions (among others) must be satisfied:

  •
  not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain entities, at any time during the last half of a taxable year;

  •
  our outstanding capital stock must be beneficially owned, without regard to any rules of attribution of ownership, by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year; and

  •
  certain percentages of our gross income and assets must be from particular activities and types of assets.

        Accordingly, at present, our charter contains provisions which limit the value of our outstanding capital stock that may be owned by any stockholder. We refer to this limit as the "Ownership Limit".

        Subject to certain exceptions, the Ownership Limit provides that no stockholder may own, or be deemed to own by virtue of the applicable attribution provisions of the Code, more than the Ownership Limit. The Ownership Limit is set at 9.9% of the vote or value, whichever is more restrictive, of our outstanding capital stock.

        Our board of directors may waive the Ownership Limit if presented with satisfactory evidence that such ownership will not jeopardize our status as a REIT. As a condition of such waiver, our board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving our REIT status. The Ownership Limit will not apply if our board of directors and the holders of our capital stock determine that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT. If shares of our capital stock in excess of the Ownership Limit, or shares which would cause us to be beneficially owned by fewer than 100 persons, are issued or transferred to any person, such issuance or transfer shall be null and void and the intended transferee will acquire no rights to such shares.

        Our charter also provides that, subject to limited exceptions, upon a transfer or other event that results in a person owning (either directly or by virtue of the applicable attribution rules) capital stock in excess of the applicable Ownership Limit or causes us to lose our REIT status (such shares in excess of the Ownership Limit or which cause a loss of our REIT status hereinafter referred to as "Excess Shares"), such person (known as a "Prohibited Owner") will not acquire or retain any rights or beneficial economic interest in such Excess Shares. Rather, the Excess Shares will be automatically transferred to an entity unaffiliated with and designated by us to serve as trustee of a trust for the exclusive benefit of a charitable beneficiary to be designated by us within five days after the discovery of the transaction which created the Excess Shares. The trustee shall have the exclusive right to designate a person who may acquire the Excess Shares without violating the applicable ownership restrictions (a "Permitted Transferee") to acquire any and all of the shares held by the trust. The Permitted Transferee must pay the trustee valuable consideration (whether in a public or private sale) for the Excess Shares. The trustee shall pay to the Prohibited Owner the lesser of (a) the value of the shares at the time they became Excess Shares and (b) the price received by the trustee from the sale of the Excess Shares to the Permitted Transferee. The beneficiary will receive the excess of (a) the sale proceeds from the transfer to the Permitted Transferee over (b) the amount paid to the Prohibited Owner, if any, in addition to any dividends paid with respect to the Excess Shares.

        The Ownership Limit will not be automatically removed even if the REIT provisions of the Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration limitation is increased. Except as otherwise described above or in our charter, any change in the Ownership Limit would require an amendment to our charter. In addition to preserving our status as a REIT, the Ownership Limit may preclude an acquisition of control of our company without the approval of our board of directors.

        All certificates representing capital stock will bear a legend referring to the restrictions described above.

Anti-Takeover Effects of Various Provisions of Delaware Law and our Charter and Bylaws

        Provisions of the DGCL and our charter and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in improved terms for our stockholders.

        Delaware Anti-Takeover Statute.    We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation's voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

        Size of Board and Vacancies.    Our bylaws provide that the number of directors on our board of directors will be fixed exclusively by our board of directors. Subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in our authorized number of directors will be filled by a majority of our board of directors then in office, provided that a majority of the entire board of directors, or a quorum, is present and any vacancies in our board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled generally, subject to the rights of certain parties, by the majority vote of our remaining directors in office, even if less than a quorum is present.

        Special Stockholder Meetings.    Under our charter and bylaws, our board of directors may call special meetings of our stockholders and, with the concurrence of 20% or more of the voting power of the issued and outstanding shares entitled to vote generally in the election of directors, our stockholders may call a special meeting.

        Elimination of Stockholder Action by Written Consent.    Our charter and bylaws expressly eliminate the right of our stockholders to act by written consent other than by unanimous written consent. Stockholder action must take place at the annual or a special meeting of our stockholders.

        Requirements for Advance Notification of Stockholder Nominations and Proposals.    Our bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board of directors.

        No Cumulative Voting.    The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our charter does not provide for cumulative voting.

Limitations on Liability, Indemnification of Officers and Directors and Insurance

        The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties as directors. Our charter includes provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of us, or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. Our charter also provides that we must indemnify and advance reasonable expenses to our directors and officers, subject to our receipt of an undertaking from the indemnified party as may be required under the DGCL. We are also expressly authorized to carry directors' and officers' insurance to protect us, our directors, officers and certain employees for some liabilities. The limitation of liability and indemnification provisions in our charter may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, this provision does not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director's duty of care. The provisions will not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. There is currently no pending material litigation or proceeding against any of our directors, officers or employees for which indemnification is sought.

        We maintain, and expect to continue to maintain, standard policies of insurance that provide coverage (i) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (ii) to us with respect to indemnification payments that we may make to such directors and officers.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase shares of common stock or shares of preferred stock. Warrants may be issued independently or together with any securities or may be attached to or separate from the securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a bank or trust company, as warrant agent, as specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        We will describe the specific terms of any warrants we may offer in the prospectus supplement relating to those warrants, which terms will include:

  •
  the title of the warrants;

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  the aggregate number of warrants;

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  the price or prices at which the warrants will be issued;

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  the designation, amount and terms of the securities purchasable upon exercise of the warrants;

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  any provisions for adjustment of the number of securities purchasable upon exercise of the warrants or the exercise price of the warrants;

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  the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of the warrants issued with each security;

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  if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

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  the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

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  the minimum or maximum number of warrants which may be exercised at any one time;

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  the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

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  a discussion of any material U.S. federal income tax considerations applicable to the acquisition, ownership, exercise and disposition of the warrants;

  •
  information with respect to book-entry procedures, if applicable; and

  •
  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

        Each warrant will entitle the holder of the warrant to purchase for cash the number of shares of common stock or preferred stock, as applicable, at the exercise price stated or determinable in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as possible, forward the shares of common stock or preferred stock, as applicable, that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

 U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of the shares of common stock. This summary is based upon the provisions of the Code, regulations promulgated thereunder and judicial and administrative rulings and decisions now in effect, all of which are subject to change or differing interpretations, possibly with retroactive effect. This summary does not purport to address all aspects of U.S. federal income taxation that may affect particular investors in light of their individual circumstances, or certain types of investors subject to special treatment under the U.S. federal income tax laws, such as persons that mark to market their securities, financial institutions (including banks), individual retirement and other tax-deferred accounts, tax-exempt organizations, regulated investment companies, REITs, "controlled foreign corporations", "passive foreign investment companies", broker-dealers, former U.S. citizens or long-term residents, life insurance companies, persons that hold common stock as part of a hedge against currency or interest rate risks or that hold common stock as part of a straddle, conversion transaction or other integrated investment, or U.S. holders that have a functional currency other than the U.S. dollar. This discussion does not address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction or any estate, gift or alternative minimum tax consequences.

        For purposes of this summary, a "U.S. holder" is a beneficial owner of common stock that is, for U.S. federal income tax purposes:

  •
  an individual citizen or resident of the United States;

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  a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust, if (a) a court within the United States is able to exercise primary jurisdiction over administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or (b) it was in existence on August 20, 1996 and has a valid election in effect under applicable Treasury Regulations to be treated as a domestic trust for U.S. federal income tax purposes.

        For purposes of this summary, a "non-U.S. holder" is a beneficial owner of common stock that is not a U.S. holder or a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes).

        If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax considerations with respect to the purchase, ownership and disposition of our common stock.

Taxation of Rouse Properties, Inc.

General

        This section is a summary of certain federal income tax matters of general application pertaining to us under the Code, assuming we qualify as a REIT. The provisions of the Code pertaining to REITs are highly technical and complex and sometimes involve mixed questions of fact and law. This summary is qualified in its entirety by the applicable Code provisions, regulations, and administrative and judicial interpretations thereof, all of which are subject to change, possibly retroactively.

        We elected to be treated as a REIT in connection with the filing of our tax return for 2011. Such election was effective on August 10, 2011, the date of our incorporation. We believe that, commencing with the 2011 taxable year, we were organized and have been operated in a manner that will enable us to qualify as a REIT for U.S. federal income tax purposes. We have received an opinion of Sidley Austin LLP to the effect that we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT, commencing with our 2011 taxable year. It must be emphasized that the opinion of Sidley Austin LLP is based on various assumptions relating to our organization and operation, and will be conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the past, present and future conduct of our business operations. However, such opinion is not binding on the Internal Revenue Service ("IRS") or any court, and there is no assurance that the IRS will not successfully challenge the conclusions set forth in such opinion or that we will be able to achieve our goals and thus qualify or continue to qualify to be taxed as a REIT.

        Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Sidley Austin LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests (discussed below), some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to continue to operate in a manner that will allow us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

        If we qualify as a REIT, we generally will not be subject to federal corporate income tax on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that generally results from investment in a corporation. However, notwithstanding our qualification as a REIT, we will be subject to federal income tax as follows:

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  We will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. For this purpose, REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid.

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  We may, under certain circumstances, be subject to the "alternative minimum tax" on our items of tax preference.

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  If we have (a) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (b) other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income. Foreclosure property generally consists of property acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

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  We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

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  If we should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but have nonetheless maintained our qualification as a REIT because certain other requirements are met, we will be subject to a 100% tax on an amount equal to (a) the greater of (1) the excess of 75% of our gross income over the amount of such income attributable to sources which qualify under the 75% gross income test (as discussed below) and (2) the excess of 95% of our gross income over the amount of such income attributable to sources which qualify under the 95% gross income test (discussed below), multiplied by (b) a fraction intended to reflect our profitability.

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  If we should fail to satisfy any of the REIT asset tests discussed below (other than a de minimis failure of the 5% or 10% asset tests, as discussed below), due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail the applicable test.

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  If we should fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or asset tests) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each failure.

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  If we should fail to make during each calendar year sufficient distributions, we could, under certain circumstances, be subjected to a 4% excise tax on the excess of our required distribution over the amounts actually distributed.

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  If we acquire any asset from a C corporation in a transaction in which the tax basis of the asset in our hands is determined by reference to the tax basis of the asset in the hands of the C corporation and we subsequently recognize gain on the disposition of the asset during the applicable recognition period, then we will generally be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) the adjusted tax basis in the asset, in each case, determined as of the beginning of the applicable recognition period. The results described in this paragraph with respect to the recognition of gain assume that certain elections specified in applicable Treasury Regulations are forgone by the corporation from which the assets are acquired.

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  We may be subject to a 100% tax on some items of income or expense that are directly or constructively paid between a taxable REIT subsidiary (as described below) and a REIT if and to the extent that the IRS disputes the reported amounts of these items.

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  If we elect to retain the proceeds from the sale of assets that result in net capital gain, we will be required to pay tax at regular corporate tax rates on the retained net capital gain; each stockholder will be required to include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, and each of our stockholders will receive a credit or refund for its proportionate share of the tax we pay.

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  We may be required to pay penalties under certain circumstances, including if we fail to meet certain record keeping requirements.

        Furthermore, notwithstanding our status as a REIT, we may have to pay certain state and local income taxes because not all states and localities treat REITs the same as they are treated for federal income tax purposes. We could also be subject to foreign taxes on investments and activities, if any, in foreign jurisdictions. Finally, we could also be subject to tax in certain situations and on certain transactions not presently contemplated.

Requirements for qualification as a REIT

        The Code defines a REIT as a corporation, trust or association:

  1.
  that is managed by one or more trustees or directors;

  2.
  the beneficial ownership of which is evidenced by transferable shares or transferable certificates of beneficial interest;

  3.
  which would be taxable as a domestic corporation but for Sections 856 through 860 of the Code;

  4.
  which is neither a financial institution nor an insurance company subject to certain provisions of the Code;

  5.
  the beneficial ownership of which is held by 100 or more persons;

  6.
  in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by or for five or fewer individuals (as defined in the Code to include certain entities);

  7.
  that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions; and

  8.
  that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

        The Code provides that the first four conditions listed above must be met during the entire taxable year, and that the fifth condition must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. The fifth and sixth conditions do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of the sixth condition, specified tax-exempt entities (but generally excluding trusts described in Section 401(a) and exempt under Section 501(a) of the Code) generally are treated as individuals and other entities, including pension funds, are subject to "look-through" attribution rules to determine the individuals who constructively own the stock held by the entity.

        We believe we have operated and intend to continue to operate in a manner so as to satisfy each of the above conditions. In addition, with regard to the fifth and sixth conditions described above, our charter provides certain restrictions regarding transfers of our shares, which provisions are intended to assist us in satisfying these share ownership requirements. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements or otherwise fail to meet the conditions described above, we will fail to qualify as a REIT. See our discussion under "—Failure to qualify as a REIT" for a discussion of the implications of such failure to qualify as a REIT. However, if we comply with certain rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares, and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in the sixth condition described above, we will be treated as having met this requirement.

        To monitor compliance with the share ownership requirements, we are required to maintain records regarding the actual ownership of our shares. To do so, we must demand each year from the record holders of certain percentages of our stock written statements in which the record holders are to disclose the persons required to include in gross income our REIT dividends. A stockholder who fails or refuses to comply with the demand must submit a statement with his or her tax return disclosing the actual ownership of the shares and certain other information.

        In addition, we must use a calendar year for federal income tax purposes, satisfy all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status, and comply with the recordkeeping requirements of the Code and regulations promulgated thereunder. We use a calendar year, and intend to satisfy the relevant filing, administrative, recordkeeping, and other requirements established by the IRS, the Code, and regulations promulgated thereunder that must be met to elect and maintain REIT status.

Gross income tests

        In order to maintain qualification as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income, excluding gross income from prohibited transactions and certain hedging transactions, for each taxable year must be derived directly or indirectly from certain investments relating to real property or mortgages on real property, including "rents from real property," dividends from other REITs and, in certain circumstances, interest or income from certain types of temporary investments. Second, at least 95% of our gross income, excluding gross income from prohibited transactions and certain hedging transactions, for each taxable year must be derived from such real property investments, and from dividends, interest and gain from the sale or disposition of stock or securities or from any combination of the foregoing.

        For these purposes, the term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Furthermore, an amount that depends in whole or in part on the income or profits of a debtor is not excluded from the term "interest" to the extent the amount is attributable to qualified rents received by the debtor if the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property.

        Rents that we receive will qualify as "rents from real property" in satisfying the gross income requirements described above only if certain conditions, including the following, are met. First, the amount of rent generally must not depend in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from qualifying as "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Furthermore, an amount that depends in whole or in part on the income or profits of a debtor is not excluded from the term "rents from real property" to the extent the amount is attributable to qualified rents received by the debtor if the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property. Second, except for certain rents received from a taxable REIT subsidiary, rents received from a tenant will not qualify as "rents from real property" if the REIT (or an actual or constructive owner of 10% or more of the REIT) actually or constructively owns 10% or more of the tenant. Amounts received from the rental of up to 10% of a property to a taxable REIT subsidiary will qualify as "rents from real property" so long as at least 90% of the leased space of the property is rented to third parties and the rents received are substantially comparable to rents received from other tenants of the property for comparable space. Third parties for this purpose means persons other than taxable REIT subsidiaries or related parties. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property."

        In addition, for rents received to qualify as "rents from real property," a REIT generally must not operate or manage the property or furnish or render non-customary services to the tenants of such property, other than through an independent contractor from which the REIT derives no revenue or through a taxable REIT subsidiary. A REIT is permitted to directly perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. Moreover, a REIT may provide non-customary services to tenants of, or operate or manage, a property without disqualifying all of the rent from the property if the payment for such services or operation or management of the property does not exceed 1% of the total gross income from the property. For purposes of this test, the income received from such non-customary services or operation or management is deemed to be at least 150% of the direct cost of providing the services or providing the operation or management.

        Although our affiliates may perform development, construction and leasing services for, and may operate and manage, certain properties directly without using an "independent contractor," we believe that, in almost all instances, the only services to be provided to lessees of these properties will be those usually or customarily rendered in connection with the rental of space for occupancy only. To the extent any non-customary services or operation or management are provided, such services, operation or management will generally (although not necessarily in all cases) be performed by a taxable REIT subsidiary. In any event, we intend that the amounts we receive for non-customary services or operation or management that may constitute "impermissible tenant service income" from any one property will not exceed 1% of the total amount collected from such property during the taxable year.

        Any dividends received from our taxable REIT subsidiaries or from other corporations (other than qualified REIT subsidiaries) in which we may in the future own stock will generally qualify under the 95% gross income test but not under the 75% gross income test. We do not anticipate that we will receive sufficient dividends from such persons to cause us to exceed the limit on nonqualifying income under the 75% gross income test.

        If the IRS successfully asserts that any amount of interest, rent, or other deduction of a taxable REIT subsidiary for amounts paid to us exceeds amounts determined at arm's length, the IRS's adjustment of such an item could trigger a 100% excise tax which would be imposed on the portion that is excessive. See "—Penalty tax" below. Taking into account our anticipated sources of nonqualifying income, we believe that our aggregate gross income from all sources will satisfy the income tests applicable to us. However, we may not always be able to maintain compliance with the gross income tests for REIT qualification despite periodic monitoring of our income. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under certain provisions of the Code. These relief provisions generally will be available if our failure to meet such tests was due to reasonable cause and not due to willful neglect, we attached a schedule of the sources of our income to our tax return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. See "—Failure to qualify as a REIT" below for a discussion of the implications of such failure to qualify as a REIT. As discussed above in "—General," even where these relief provisions apply, we would be subject to a penalty tax based upon the amount of our non-qualifying income.

Asset tests

        At the close of each quarter of our taxable year, we also must satisfy four tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets at the end of each quarter must consist of real estate assets, cash, cash items and U.S. government securities. For purposes of this test, the term "real estate assets" generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering by us or a public debt offering by us with a term of at least five years, but the stock or debt instrument qualifies as a "real estate asset" only for the one-year period beginning on the date that we receive the proceeds of the offering.

        Second, not more than 25% of the value of our total assets may be represented by securities (other than those securities that qualify for purposes of the 75% asset test).

        Third, not more than 25% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

        Fourth, except for securities that qualify for purposes of the 75% asset test and investments in our qualified REIT subsidiaries and our taxable REIT subsidiaries (each as described below), the value of any one issuer's securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer, except, in the case of the 10% value test, certain "straight debt" securities. Certain types of securities are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property, any security issued by a REIT or a qualified REIT subsidiary (as described below), and interests in certain partnerships (which are subject to a look-thru rule as described below). In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or other entity classified as a partnership for U.S. federal income tax purposes in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or other entity (rather than solely our interest in the capital of the partnership or other entity), excluding for this purposes certain securities described in the Code.

        The asset tests described above must be satisfied at the close of each quarter of our taxable year in which we (directly or through our partnerships, other entities classified as partnerships or qualified REIT subsidiaries) acquire securities in the applicable issuer, increase our ownership of securities of the issuer (including as a result of increasing our interest in a partnership or other entity which owns the securities), or acquire other assets. For example, our indirect ownership of securities of an issuer through a partnership or other entity classified as a partnership for U.S. federal income tax purposes may increase as a result of our capital contributions to the partnership or other entity. After initially meeting the asset tests at the close of any quarter as a REIT, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of fluctuations in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interests in a partnership or other entity), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the values of our assets to ensure compliance with the asset tests. In addition, we intend to take any actions within 30 days after the close of any quarter as may be required to cure any noncompliance.

        Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we are deemed to have met the 5% and 10% asset tests if (1) the value of our nonqualifying assets does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10 million and (2) we dispose of the nonqualifying assets or otherwise satisfy these tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) a different period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking certain required steps, including (1) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset test within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) a different period of time prescribed by Treasury Regulations to be issued, (2) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (3) disclosing certain information to the IRS.

        Although we expect to satisfy the asset tests described above and plan to take steps to ensure that we satisfy these tests for each quarter with respect to which we are required to apply the tests, there can be no assurance that we will always be successful or that we will not require a reduction in our overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with an asset test in a timely manner and the relief provisions described above do not apply, we will cease to qualify as a REIT.

Ownership of interests in partnerships and other entities classified as partnerships

        We may own and operate one or more properties through partnerships and other entities classified as partnerships. Treasury Regulations provide that if we are a partner in a partnership, we are deemed to own our proportionate share of the assets of the partnership based on our interest in partnership capital, subject to special rules relating to the 10% REIT asset test described above. Also, we are deemed to be entitled to our proportionate share of the income of the partnership. The assets and gross income of the partnership retain the same character in our hands for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. In addition, for these purposes, the assets and items of income of any partnership in which we own a direct or indirect interest include the partnership's share of assets and items of income of any partnership in which it owns an interest.

        The treatment described above also applies with respect to the ownership of interests in limited liability companies or other entities that are classified as partnerships for U.S. federal income tax purposes.

        We may have direct or indirect control of certain partnerships and other entities classified as partnerships and intend to continue to operate them in a manner consistent with the requirements for qualification as a REIT. From time to time we may be a limited partner or non-managing member in certain partnerships and other entities classified as partnerships. If a partnership or other entity in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in the entity. In addition, a partnership or other entity could take an action which could cause us to fail a REIT income or asset test, and we might not become aware of the action in time to dispose of our interest in the applicable entity or take other corrective action on a timely basis. In this case, unless we are entitled to relief, as described above, we will fail to qualify as a REIT.

Ownership of interests in qualified REIT subsidiaries

        We may from time to time own and operate certain properties through wholly owned corporate subsidiaries (including entities which, absent the application of the provisions in this paragraph, would be treated as associations classified as corporations for U.S. federal income tax purposes) that we intend to be treated as "qualified REIT subsidiaries" under the Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation's outstanding stock, and if we do not elect with the subsidiary to treat it as a "taxable REIT subsidiary," as described below. A qualified REIT subsidiary is not treated as a separate corporation for U.S. federal income tax purposes. All assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit (as the case may be) of the parent REIT for all purposes under the Code, including the REIT qualification tests. Thus, in applying the federal tax requirements described herein, any corporations in which we own a 100% interest (other than any taxable REIT subsidiaries) are disregarded, and all assets, liabilities and items of income, deduction and credit of these corporations are treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is not required to pay federal income tax, and our ownership of the stock of a qualified REIT subsidiary does not violate the restrictions against ownership of securities of any one issuer which constitute more than 10% of the voting power or value of the issuer's securities or more than 5% of the value of our total assets.

Ownership of interests in taxable REIT subsidiaries

        We may from time to time own corporate subsidiaries treated as taxable REIT subsidiaries. A taxable REIT subsidiary is a corporation other than another REIT or a qualified REIT subsidiary in which a REIT directly or indirectly holds stock, and that has made a joint election with the REIT to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation other than a REIT with respect to which a taxable REIT subsidiary owns, directly or indirectly, securities possessing more than 35% of the total voting power or value of the securities of the corporation. A taxable REIT subsidiary generally may engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT, except that a taxable REIT subsidiary may not directly or indirectly operate or manage a lodging or healthcare facility or directly or indirectly provide to any other person (under a franchise, license or otherwise) rights to any brand name under which any lodging or healthcare facility is operated, except in certain limited circumstances permitted by the Code. A taxable REIT subsidiary is subject to federal income tax as a regular C corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the taxable REIT subsidiary's debt-to-equity ratio and interest expense are not satisfied. Our ownership of securities of taxable REIT subsidiaries will not be subject to the 5% or 10% asset tests described above. See "—Asset tests" above.

        Unlike a qualified REIT subsidiary, the income and assets of a taxable REIT subsidiary are not attributed to us for purposes of the conditions that we must satisfy to maintain our REIT status. Accordingly, the separate existence of a taxable REIT subsidiary is not ignored for U.S. federal income tax purposes. Rather, for REIT asset and income testing purposes, we take into account our interest in a taxable REIT subsidiary's securities and the income and gain we derive therefrom. A taxable REIT subsidiary or other taxable corporation generally is subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders. A taxable REIT subsidiary may engage in activities or hold assets that are not permitted to be performed or held directly by us or a partnership in which we are a partner without affecting REIT compliance, such as providing certain services to tenants or others (other than in connection with the operation or management of a lodging or healthcare facility). However, certain restrictions are imposed on our ability to own, and our dealings with, taxable REIT subsidiaries. These restrictions are intended to ensure that taxable REIT subsidiaries comprise a limited amount of our business (e.g., the securities of our taxable REIT subsidiaries cannot comprise more than 25% of the value of our total assets) and that taxable REIT subsidiaries remain subject to an appropriate level of federal income taxation.

Distribution requirements

        In order to qualify as a REIT, we must distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

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  90% of our "REIT taxable income"; and

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  90% of our after-tax net income, if any, from foreclosure property; minus

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  the excess of the sum of certain items of non-cash income over 5% of our "REIT taxable income," as described below.

        For these purposes, our "REIT taxable income" is computed without regard to the dividends paid deduction and excluding our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount, cancellation of indebtedness, and any like-kind exchanges that are later determined to be taxable.

        Such dividend distributions generally must be made in the taxable year to which they relate or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be required to pay tax on the undistributed amount at regular ordinary or capital gain (as applicable) corporate tax rates.

        We intend to make timely distributions sufficient to satisfy these annual distribution requirements. It is possible, however, that from time to time we may not have sufficient cash to meet the 90% distribution requirement due to timing differences between (a) the actual receipt of cash, and (b) the inclusion of certain items in income by us for federal income tax purposes. In the event that such timing differences occur, in order to meet the 90% distribution requirement, we may find it necessary to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable distributions of property, including taxable distributions of our stock.

        Under certain circumstances, we may be permitted to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid losing our REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required, however, to pay interest to the IRS based upon the amount of any deduction taken for deficiency dividends.

        Furthermore, under certain circumstances, we will be required to pay a 4% excise tax to the extent that the amounts we actually distribute with respect to each calendar year (or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year) are less than the amounts required to be distributed to avoid this excise tax. We intend to make timely distributions sufficient to avoid the imposition of this excise tax.

Prohibited transaction income

        Any gain that we realize on the sale of property held as inventory or other property held primarily for sale to customers in the ordinary course of business (but excluding foreclosure property), either directly or through our partnership or disregarded subsidiary entities, generally is treated as income from a prohibited transaction that is subject to a 100% penalty tax. Any recharacterization of qualifying income as prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all of the facts and circumstances surrounding the particular transaction. The Code includes a safe-harbor provision that treats a sale as not constituting a prohibited transaction, the income from which is subject to the 100% penalty tax, if the following requirements are met:

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  the property sold is a real estate asset for purposes of the asset tests discussed above;

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  the REIT has held the property for at least two years;

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  aggregate expenditures made by the REIT during the two-year period preceding the date of the sale that are includible in the tax basis of the property do not exceed 30% of the net selling price of the property;

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  either (i) the REIT does not make more than seven sales of property during the taxable year (excluding foreclosure property and any involuntary conversion to which Section 1033 of the Code applies), (ii) the aggregate adjusted tax bases of the properties sold by the REIT during the taxable year (excluding foreclosure property and any involuntary conversion to which Section 1033 of the Code applies) do not exceed 10% of the aggregate tax bases of all of the assets of the REIT as of the beginning of the taxable year, or (iii) the fair market value of the properties sold by the REIT during the taxable year (excluding foreclosure property and any involuntary conversion to which Section 1033 of the Code applies) do not exceed 10% of the fair market value of all of the assets of the REIT as of the beginning of the taxable year;

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  with respect to property that constitutes land or improvements (excluding property acquired through foreclosure (or deed in lieu of foreclosure) and lease terminations), the property has been held for not less than two years for the production of rental income; and

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  if the REIT has made more than seven sales of property during the taxable year (excluding foreclosure property and any involuntary conversion to which Section 1033 of the Code applies), substantially all of the marketing and development expenditures with respect to the property are made through an independent contractor from whom the REIT does not derive or receive any income.

        We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning our properties and to make occasional sales of the properties consistent with our investment objectives. We do not intend to enter into any sales that are prohibited transactions. However, the IRS may contend that one or more of these sales is subject to the 100% penalty tax on income from prohibited transactions.

Penalty tax

        Any redetermined rents, redetermined deductions or excess interest we generate are subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by one of our taxable REIT subsidiaries, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's length negotiations. Rents we receive do not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

        We intend that, in all instances in which our taxable REIT subsidiaries will provide services to our tenants, the fees paid to our taxable REIT subsidiaries for these services will be at arm's length rates, although the fees paid may not satisfy the safe harbor provisions referenced in the preceding paragraph. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to reflect their respective incomes clearly. If the IRS successfully makes such an assertion, we will be required to pay a 100% penalty tax on the excess of an arm's length fee for tenant services over the amount actually paid.

Failure to qualify as a REIT

        Specified cure provisions may be available to us in the event that we discover a violation of a provision of the Code that would otherwise result in our failure to qualify as a REIT. Except with respect to violations of the REIT income tests and assets tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at the applicable regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT are not deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In this event, stockholders taxed as individuals currently will be taxed on these dividends at a maximum rate of 20% (the same as the maximum rate applicable to long-term capital gains) and corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. We cannot determine whether, under all circumstances in which we discover a violation of any of these provisions of the Code, we will be entitled to this statutory relief.

Taxation of U.S. Holders

Distributions on common stock

        If we make a distribution of cash or other property (other than certain pro rata distributions of our common stock) in respect of our common stock, the distribution will be treated as a dividend to the extent it is paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Dividends, other than capital gain dividends, and certain amounts that have been previously subject to corporate level tax, discussed below, will be taxable to U.S. holders as ordinary income. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations.

        To the extent that we make distributions on shares of our common stock in excess of our current and accumulated earnings and profits, the amount of these distributions will be treated first as a tax-free return of capital to a U.S. holder. This treatment will reduce the U.S. holder's adjusted tax basis in the U.S. holder's shares of our common stock by the amount of the distribution but not below zero. The amount of any distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder's adjusted tax basis in the holder's shares will be taxable as capital gain.

        The gain will be taxable as long-term capital gain if the shares have been held for more than one year at the time of the distribution. Distributions that we declare in October, November, or December of any year and that are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the distribution on or before January 31 of the following calendar year.

        To the extent that we pay a portion of a dividend in shares of our common stock, U.S. holders may be required to pay tax on the entire amount distributed, including the portion paid in shares of our common stock, in which case the holders might be required to pay the tax using cash from other sources. If a U.S. holder sells the shares of our common stock that the holder receives as a dividend in order to pay this tax, the sales proceeds may be greater or less than the amount included in income with respect to the distribution, depending on the market price of our shares of common stock at the time of the sale, and, if greater, a U.S. holder will incur additional taxable gain and possibly additional tax liability.

Capital gain dividends

        Dividends that we properly designate as capital gain dividends will be taxable to our U.S. holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that the gain does not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. holder has held our common stock. We are required to designate which maximum rate bracket is applicable to each category of capital gain dividends, which currently are taxable to non-corporate U.S. holders at a 20% or 25% rate. If we fail to designate the applicable bracket, all capital gain dividends will be taxable to non-corporate U.S. holders at the 25% rate.

Retention of net capital gains

        We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gain. If we make this election, we will pay tax on our retained net capital gains. In addition, to the extent we so elect, a U.S. holder generally will:

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  include the holder's pro rata share of our undistributed net capital gain in computing the holder's long-term capital gains in the holder's return for the holder's taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includible;

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  be deemed to have paid the holder's proportionate share of capital gain tax imposed on us on the designated amounts included in the holder's long-term capital gains;

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  receive a credit or refund for the amount of tax deemed paid by the holder; and

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  increase the adjusted tax basis of the holder's common stock by the difference between the amount of includible capital gains and the tax deemed to have been paid by the holder.

Qualified dividend income

        A portion of distributions out of our current or accumulated earnings and profits may constitute "qualified dividend income" that is taxed to non-corporate U.S. holders at a maximum rate of 20% (the same as the maximum rate applicable to long-term capital gains) to the extent the amount is attributable to amounts described below, and we properly designate the amount as "qualified dividend income." The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

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  the qualified dividend income received by us during the taxable year from regular corporations (including any taxable REIT subsidiaries) or from other REITs (if designated by these REITs as qualified dividend income);

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  the excess of any undistributed REIT taxable income recognized during the immediately preceding year over the federal income tax paid by us with respect to this undistributed REIT taxable income; and

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  the excess of any income recognized during the immediately preceding year that is attributable to the sale of an asset acquired from a C corporation, in a transaction in which the tax basis of the asset in our hands is determined by reference to the tax basis of the asset in the hands of the C corporation, over the federal income tax paid by us with respect to the built-in gain.

Sale or other disposition of common stock

        You will generally recognize capital gain or loss on a sale or other disposition of common stock. Your gain or loss will equal the difference between the proceeds you received and your adjusted tax basis in the common stock. The proceeds received will include the amount of any cash and the fair market value of any other property received for the common stock. If you are a non-corporate U.S. holder and your holding period for the common stock at the time of the sale or other disposition exceeds one year, such capital gain generally will, under current law, be subject to a reduced federal income tax rate. Your ability to offset ordinary income with capital losses is subject to limitations.

Medicare Tax

        Recently enacted legislation imposes a 3.8% Medicare tax on the net investment income (which includes taxable dividends and gross proceeds of a disposition of shares of our common stock) of certain individuals, trusts, and estates for taxable years beginning after December 31, 2012. (See "—Information Reporting and Backup Withholding" below for a discussion of other recently enacted legislation which may be relevant to an investment in our common stock for certain non-U.S. holders).

Taxation of Non-U.S. Holders

Sale or other disposition of our common stock

        A person generally will not be subject to U.S. federal income tax on gain realized upon a sale or other disposition of common stock unless the shares constitute a United States Real Property Interest, or "USRPI" (which determination generally includes a five-year look-back period), within the meaning of the Foreign Investment in Real Property Tax Act of 1980, or "FIRPTA". Shares of any U.S.

corporation are presumed to be a USRPI unless an exception from such status under the FIRPTA rules applies. One such exception is for shares of a "domestically controlled qualified investment entity." Shares of our common stock will not constitute a USRPI if we are a "domestically controlled qualified investment entity." A "domestically controlled qualified investment entity" includes a REIT in which, at all times during a specified testing period, less than 50% in value of the shares of its stock is held directly or indirectly by non-U.S. holders. We expect that we will be a "domestically controlled qualified investment entity," but we cannot guarantee such status in part due to the fact that our stock will be publicly traded.

        Even if we are not a "domestically controlled qualified investment entity" at the time a non-U.S. holder sells or exchanges the holder's shares of our common stock, gain arising from a sale or exchange of a non-U.S. holder's shares of our common stock will generally not be subject to taxation under FIRPTA as a sale of a USRPI if (a) shares of our common stock are "regularly traded," as defined by applicable Treasury Regulations, on an established securities market, such as the New York Stock Exchange, and (b) such non-U.S. holder owns or owned, actually and constructively, 5% or less of the shares of our common stock throughout the five-year period ending on the date of the sale or exchange.

        We expect the shares of our common stock to be regularly traded on an established securities market. Thus, even if we are not a "domestically controlled qualified investment entity" at the time a non-U.S. holder sells or exchanges the holder's shares of our common stock, as long as our shares are regularly traded on an established securities market at that time and the non-U.S. holder does not own, or has not owned during the five-year period ending on the date of the sale or exchange, more than 5% of the shares of our common stock, gain arising from the sale of the holder's shares of our common stock generally will not be subject to taxation under FIRPTA as a sale of a USRPI.

        If gain on the sale or exchange of a non-U.S. holder's shares of our common stock is subject to taxation under FIRPTA, the non-U.S. holder will be subject to regular U.S. federal income tax with respect to the gain in the same manner as a U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if at the time of the sale or exchange of shares of our common stock, our common stock is not regularly traded on an established securities market, then the purchaser of the shares of our common stock will be required to withhold and remit an amount equal to 10% of the purchase price to the IRS.

        Notwithstanding the foregoing, gain from the sale or exchange of shares of our common stock not otherwise subject to taxation under FIRPTA will be taxable to a non-U.S. holder if either (1) the investment in shares of our common stock is treated as effectively connected with the non-U.S. holder's United States trade or business (and, if a tax treaty applies, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder) or (2) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met. In addition, even if a sale or exchange of our common stock would be exempt from FIRPTA because we are a "domestically controlled qualified investment entity," upon disposition of shares of our common stock, a non-U.S. holder may be treated as having gain from the sale or exchange of USRPIs if the non-U.S. holder (1) disposes of the holder's shares of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, other shares of our common stock within a 61-day period beginning with the first day of the 30-day period described in the immediately preceding clause (1).

Distributions on common stock

        If you receive a distribution with respect to common stock that is neither attributable to gain from the sale or exchange of USRPIs nor designated by us as a capital gain dividend, the distribution will be generally taxed as ordinary income to the extent that the distributions are made out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). You generally will be subject to U.S. federal withholding tax at a 30% rate on the gross amount of such taxable dividend unless:

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  the dividend is effectively connected with your conduct of a U.S. trade or business (and you provide to the person who otherwise would be required to withhold U.S. tax an IRS Form W-8ECI (or suitable substitute or successor form) to avoid withholding); or

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  an applicable tax treaty provides for a lower rate of withholding tax (and you certify your entitlement to benefits under the treaty by delivering a properly completed IRS Form W-8BEN) to the person required to withhold U.S. tax.

        Under certain tax treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT.

        Except to the extent provided by an applicable tax treaty, a dividend that is effectively connected with the conduct of a U.S. trade or business will be subject to U.S. federal income tax on a net basis at the rates applicable to United States persons generally (and, if you are a corporation, may also be subject to a 30% branch profits tax unless reduced by an applicable tax treaty).

Capital gain dividends and distributions attributable to a sale or exchange of USRPIs

        Pursuant to FIRPTA, income from distributions paid by us to a non-U.S. holder of our common stock that is attributable to gain from the sale or exchange of USRPIs (whether or not designated as capital gain dividends) will be treated as income effectively connected with a United States trade or business. Non-U.S. holders generally will be taxed on the amount of this income at the same rates applicable to U.S. holders. We will also be required to withhold and to remit to the IRS 35% of the amount of any distributions paid by us to a non-U.S. holder that is designated as a capital gain dividend, or, if greater, 35% of the amount of any distributions paid by us to the non-U.S. holder that is permitted to be designated as a capital gain dividend, in either case, unless a lower treaty rate is applicable. If we designate a prior distribution as a capital gain dividend, we may be required to do "catch-up" on subsequent distributions to achieve the correct withholding. The amount withheld will be creditable against the non-U.S. holder's U.S. federal income tax liability.

        Income from a distribution paid by a REIT to a non-U.S. holder with respect to any class of stock which is regularly traded on an established securities market located in the United States, however, generally should not be subject to taxation under FIRPTA, and therefore, will not be subject to the rates applicable to U.S. holders or to the 35% U.S. withholding tax described above, but only if the non-U.S. holder does not own more than 5% of the class of stock at any time during the one-year period ending on the date of the distribution. Instead, this income will be treated as ordinary dividend distributions, generally subject to withholding at the 30% rate or lower treaty rate discussed above. We expect the shares of our common stock to be regularly traded on a market that we believe qualifies as an established securities market located in the United States. Thus, income from distributions paid by us to non-U.S. holders who do not own more than 5% of the shares of our common stock generally should not be subject to taxation under FIRPTA, or the corresponding 35% withholding tax, but rather, income from distributions paid by us to such a non-U.S. holder that is attributable to gain from the sale or exchange of USRPIs should be treated as ordinary dividend distributions.

        The treatment of income from distributions paid by us to a non-U.S. holder that we designate as capital gain dividends, other than distributions attributable to income arising from the disposition of a

USRPI, is not clear. One example of such a scenario would be a distribution attributable to income from a disposition of non-U.S. real property. Such income may be (i) generally exempt from U.S. federal taxation or tax withholding, (ii) treated as a distribution that is neither attributable to gain from the sale or exchange of USRPIs nor designated by us as capital gain dividends (described above), or (iii) under one interpretation of the FIRPTA Treasury Regulations, subject to withholding at a 35% rate.

        If capital gain dividends, other than those arising from the disposition of a USRPI, were to be exempt from U.S. federal taxation or tax withholding, a non-U.S. holder should generally not be subject to U.S. federal taxation on such distributions unless:

  1.
  the investment in the non-U.S. holder's shares of our common stock is treated as effectively connected with the holder's United States trade or business (and, if a tax treaty applies, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder), in which case the holder will be subject to the same treatment as U.S. holders with respect to the gain, except that a non-U.S. holder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed under "—Distributions" above; or

  2.
  the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.

        It is possible that a distribution paid by us to a non-U.S. holder that is attributable to gain from the sale or exchange of property (i.e., a capital gain dividend) that is not a USRPI may be subject to withholding under Treasury Regulation §1.1445-8, subjecting such distribution to a 35% withholding tax. In addition, it is possible that a distribution attributable to such a disposition could be treated as a dividend subject to 30% withholding on ordinary dividend distributions. Currently, we doubt that either of these characterizations is the correct interpretation of the Treasury Regulations and we may or may not take the position that such distributions are generally exempt from U.S. federal taxation and tax withholding. However, even if we ultimately decide to take such a position, there can be no assurance that the IRS will agree with us. Even if we withhold amounts from such a distribution, the recipient of the distribution may be entitled to a refund from the IRS or other taxing authority with respect to some or all of the amount withheld. Non-U.S. holders should discuss the consequences of any withholding on capital gains distributions not attributable to a disposition of a USRPI with their tax advisors.

Retention of net capital gains

        Although the law is not clear on the matter, we believe that amounts designated by us as retained capital gains in respect of the shares of our common stock held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as the treatment of actual distributions by us of capital gain dividends. Under this approach, a non-U.S. holder will be permitted to offset as a credit against the holder's U.S. federal income tax liability resulting from the holder's proportionate share of the tax we pay on retained capital gains, and to receive from the IRS a refund to the extent that the holder's proportionate share of the tax paid by us exceeds the holder's actual U.S. federal income tax liability.

Information Reporting and Backup Withholding

        Information returns may be filed with the IRS in connection with dividends on common stock and the proceeds of a sale or other disposition of common stock. A non-exempt U.S. holder may be subject to U.S. backup withholding on these payments if it fails to provide its taxpayer identification number to the withholding agent and comply with certification procedures or otherwise establish an exemption from backup withholding.

        A non-U.S. holder may be subject to the U.S. information reporting and backup withholding on these payments unless the non-U.S. holder complies with certification procedures to establish that it is not a United States person. The certification requirements generally will be satisfied if the non-U.S. holder provides the applicable withholding agent with a statement on IRS Form W-8BEN (or suitable substitute or successor form), together with all appropriate attachments, signed under penalties of perjury, stating, among other things, that such non-U.S. holder is not a United States person (within the meaning of the Code). Applicable Treasury Regulations provide alternative methods for satisfying this requirement. In addition, the amount of dividends on common stock paid to a non-U.S. holder, and the amount of any U.S. federal tax withheld therefrom, must be annually reported to the IRS and the holder. This information may be made available by the IRS under the provisions of an applicable tax treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides.

        Payment of the proceeds of the sale or other disposition of shares of our common stock to or through a non-U.S. office of a U.S. broker or of a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting requirements, but not backup withholding, unless the non-U.S. holder certifies under penalties of perjury that it is not a United States person or an exemption otherwise applies. Payments of the proceeds of a sale or other disposition of shares of our common stock to or through a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the non-U.S. holder certifies under penalties of perjury that it is not a United States person or otherwise establishes an exemption.

        Backup withholding is not an additional tax. The amount of any backup withholding from a payment generally will be allowed as a credit against the holder's U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

        Recently enacted legislation ("FATCA") will require, after December 31, 2013, withholding at a rate of 30% on dividends in respect of, and gross proceeds from the sale of, our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury to report, on an annual basis, information with respect to interests in the institution held by certain United States persons and by certain non-U.S. entities that are wholly or partially owned by United States persons. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale of, our common stock held by an investor that is a non-financial non-U.S. entity will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any "substantial United States owners" or (ii) provides certain information regarding the entity's "substantial United States owners," which we will in turn provide to the Secretary of the Treasury. Non-U.S. holders are encouraged to consult with their tax advisors regarding the possible implications of the FATCA legislation on their investment in our common stock.

 PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

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  through underwriters or dealers;

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  directly to purchasers;

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  in a rights offering;

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  in "at the market" offerings, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended (the "Securities Act"), to or through a market maker or into an existing trading market on an exchange or otherwise;

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  through agents;

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  through a combination of any of these methods; or

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  through any other method permitted by applicable law as described in a prospectus supplement.

The prospectus supplement with respect to any offering of securities will include the following information:

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  the terms of the offering;

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  the names of any underwriters or agents;

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  the name or names of any managing underwriter or underwriters;

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  the purchase price or initial public offering price of the securities;

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  the net proceeds from the sale of the securities;

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  any delayed delivery arrangements;

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  any underwriting discounts, commissions and other items constituting underwriters' compensation;

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  any discounts or concessions allowed or reallowed or paid to dealers;

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  any commissions paid to agents; and

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  any securities exchange on which the securities may be listed.

Sale through Underwriters or Dealers

        If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        If we offer securities in a subscription rights offering to our existing stockholders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis.

If we do not enter into a standby underwriting agreement, we may retain a dealer-manager to manage a subscription rights offering for us.

        During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

        Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

        If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at fixed prices or at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

        We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

At the Market Offerings

        We may also sell the securities offered by any applicable prospectus supplement in "at the market offerings" within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

Remarketing Arrangements

        Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

        If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

        We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

        In compliance with Financial Industry Regulatory Authority ("FINRA") guidelines, the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus or any applicable prospectus supplement.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Sidley Austin LLP, New York, New York. In addition, the description of U.S. federal income tax consequences contained in the section entitled "U.S. Federal Income Tax Considerations" is based on the opinion of Sidley Austin LLP. If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

        The consolidated and combined financial statements and financial statement schedule, incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2012, and the effectiveness of the Company's internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated and combined financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The historical summaries of gross revenue and direct operating expenses of Grand Traverse Mall for the year ended December 31, 2011, the period from November 10, 2010 through December 31, 2010 (Successor), the period from January 1, 2010 through November 9, 2010 (Predecessor) and the year ended December 31, 2009 (Predecessor), incorporated in this prospectus by reference from the Company's Current Report on Form 8-K filed on June 11, 2013 has been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein by reference (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph referring to the purpose of the historical summaries), and is incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The combined historical summaries of gross revenue and direct operating expenses of The Mall at Turtle Creek for the year ended December 31, 2011 incorporated in this prospectus by reference from the Company's Current Report on Form 8-K filed on June 11, 2013 has been audited by Deloitte &

Touche LLP, independent auditors, as stated in their report incorporated herein by reference (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph referring to the purpose of the historical summaries), and is incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of these documents at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also read and copy any of these documents at the New York Stock Exchange's office at 20 Broad Street, New York, New York 10005. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available over the Internet at the SEC's website at http://www.sec.gov. In addition, copies of our SEC filings are available free of charge through our website (www.rouseproperties.com) as soon as reasonably practicable after filing with the SEC. The information contained on our website is not part of, or incorporated by reference into, this prospectus.

        This prospectus is only part of a registration statement on Form S-3 we have filed with the SEC under the Securities Act and therefore omits some of the information contained in the registration statement. We have also filed exhibits and schedules to the registration statement which are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect or obtain a copy of the registration statement, including the exhibits and schedules, as described in the previous paragraph.

DOCUMENTS INCORPORATED BY REFERENCE

        SEC rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference into this prospectus. We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

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  our Annual Report on Form 10-K for the year ended December 31, 2012;

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  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013;

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  our Definitive Proxy Statement on Schedule 14A filed on March 21, 2013;

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  our Current Reports on Form 8-K and Form 8-K/A filed on January 25, 2013 (two reports), May 8, 2013 and June 11, 2013; and

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  the description of our common stock included in our registration statement on Form 10 filed on August 29, 2011, including any amendments filed for the purpose of updating such description.

        All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents. All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c),

14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests for those documents should be directed to us as follows: Rouse Properties, Inc., 1114 Avenue of the Americas, Suite 2800, New York, New York 10036, Attention: Investor Relations, Telephone: (212) 608-5108.

7,000,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

BofA Merrill Lynch
Barclays
RBC Capital Markets
Credit Suisse
KeyBanc Capital Markets

January  , 2014